SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 1

GOLDMAN SACHS PRIVATE CREDIT CORP.

SUBSCRIPTION AGREEMENT (“SUBSCRIPTION AGREEMENT”) FOR SHARES (“SHARES”) OF GOLDMAN SACHS PRIVATE CREDIT CORP. (THE “FUND”)

Important:

As used herein:

•

“Subscriber” means the entity subscribing for Shares pursuant to this Subscription Agreement, which will become the legal owner of the Shares. Unless the subscription is being made by a Representative Subscriber (as defined below), (i) “you” or “your” refers to the Subscriber, (ii) all information in this Subscription Agreement must be provided with respect to the Subscriber, and (iii) all signatories must be authorized to sign on behalf of the Subscriber; and

•

“Representative Subscriber” means the nominee, custodian, trustee of a Benefit Plan Investor, distributor or placement agent, or other legal representative or professional fiduciary, if any, subscribing for Shares pursuant to this Subscription Agreement in its own name, but on behalf of another entity (the “Underlying Investor”). In the case of an investment through a Representative Subscriber, (i) except as otherwise specified herein, “Subscriber” and “you” or “your” refers to the Underlying Investor, (ii) all information in this Subscription Agreement must be provided with respect to the Underlying Investor, (iii) the Representative Subscriber must be authorized to complete this Subscription Agreement on behalf of the Underlying Investor, and (iv) all signatories must be authorized to sign on behalf of the Representative Subscriber.

Certain capitalized terms used but not defined in this Subscription Agreement are defined in Part A, Section 1 of Annex A to this Subscription Agreement.

If you have questions related to this Subscription Agreement and submission process, please contact your financial professional or Goldman Sachs representative.

1.	Your Investment

Investment Amount: $	☐ Initial Purchase	☐ Subsequent Purchase
Subscriber Name (Account Registration):

SHARE CLASS SELECTION (required)

☐   SHARE CLASS S (minimum initial investment $2,500) (unless waived) (not currently offered)

☐   SHARE CLASS D (minimum initial investment $2,500) (unless waived) (not currently offered)

☐   SHARE CLASS I (minimum initial investment $2,500) (unless waived)

2.	Ownership Type (Select only one)

Individual Account Type

☐ Individual ☐ Joint Tenant with Rights of Survivorship ☐ Tenants in Common	☐ Tenants by the Entirety ☐ Community Property ☐ Other (Specify): ________________________________

Entity Account Type

☐ Revocable Trust ☐ Irrevocable Trust[1] ☐ C Corporation ☐ Individual Retirement Account (‘‘IRA”) ☐ Roth IRA ☐ Sep IRA ☐ Rollover IRA ☐ Inherited IRA

☐   Partnership (General or Limited) (Specify): ___________

☐   Limited Liability Company (Enter tax classification: C=C corporation, S=S corporation, P=partnership): __________

☐   Uniform Gift/Transfer to Minors (UGMA/UTMA)

State of: ______________________________________

Date of Birth: __________________________________

☐   Other (Specify): ________________________________

See page 15 for supplemental document requirements by Subscriber type.

[1]	If you check this box, please fill in your trustee’s information (name, DOB, SSN and address) where requested below.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 2

3.	Subscriber Information

A.	Subscriber Information (Subscriber/Trustee/Executor/Authorized Signatory Information)

•	Legal street address MUST be provided.

•	If mailing address is different than legal street address, please also complete Section 3E.

First Name	(MI)	Last Name
Social Security Number/Taxpayer ID	Date of Birth (MM/DD/YYYY)		Preferred Phone Number
Legal Street Address
City	State		Zip Code
Email Address

If Non-US Citizen, select a choice below and specify country of citizenship. •Important: please also attach a completed applicable Form W-8BEN.
☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship: _________________________________

Are you a Goldman Sachs Employee, Officer or Director or Affiliate, a Goldman Sachs Private Credit Corp. Officer or Director or an Immediate Family Member[2] of a Goldman Sachs Private Credit Corp. Officer or Director (required)?

☐ Goldman Sachs Employee, Officer or Director	☐ Goldman Sachs Affiliate	☐ Goldman Sachs Private Credit Corp. Officer or Director	☐ Immediate Family Member of Goldman Sachs Private Credit Corp. Officer or Director	☐ Not Applicable

B.	Co-Subscriber #1 Information if applicable (Co-Subscriber/Co-Trustee/Co-Authorized Signatory Information)

•	Legal street address MUST be provided.

First Name		(MI)	Last Name
Social Security Number/Taxpayer ID		Date of Birth (MM/DD/YYYY)		Preferred Phone Number
Legal Street Address
City		State		Zip Code
If Non-US Citizen, select a choice below and specify country of citizenship. • Important: please also attach a completed applicable Form W-8BEN.
☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship: _________________________________

Are you a Goldman Sachs Employee, Officer or Director or Affiliate, a Goldman Sachs Private Credit Corp. Officer or Director or an Immediate Family Member[3] of a Goldman Sachs Private Credit Corp. Officer or Director (required)?

☐ Goldman Sachs Employee, Officer or Director	☐ Goldman Sachs Affiliate	☐ Goldman Sachs Private Credit Corp. Officer or Director	☐ Immediate Family Member of Goldman Sachs Private Credit Corp. Officer or Director	☐ Not Applicable

[2]

“Immediate Family Member” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-, daughter-, brother-, or sister-in-law of an officer or director, and includes adoptive relationships.

[3]

“Immediate Family Member” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-, daughter-, brother-, or sister-in-law of an officer or director, and includes adoptive relationships.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 3

C.	Co-Subscriber #2 Information if applicable (Co-Subscriber/Co-Trustee/Co-Authorized Signatory Information)

•	Legal street address MUST be provided.

First Name		(MI)	Last Name
Social Security Number/Taxpayer ID		Date of Birth (MM/DD/YYYY)		Preferred Phone Number
Legal Street Address
City		State		Zip Code
If Non-US Citizen, select a choice below and specify country of citizenship. • Important: please also attach a completed applicable Form W-8BEN.
☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship: _________________________________

Are you a Goldman Sachs Employee, Officer or Director or Affiliate, a Goldman Sachs Private Credit Corp. Officer or Director or an Immediate Family Member[3] of a Goldman Sachs Private Credit Corp. Officer or Director (required)?

☐ Goldman Sachs Employee, Officer or Director	☐ Goldman Sachs Affiliate	☐ Goldman Sachs Private Credit Corp. Officer or Director	☐ Immediate Family Member of Goldman Sachs Private Credit Corp. Officer or Director	☐ Not Applicable

D.	Entity Information for Entity Subscribers Only (as defined by Section 2)

•	Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A, 3B, and 3C (as applicable)

Entity Name
Legal Street Address
City	State	Zip Code
Tax ID Number	Date of Formation (MM/DD/YYYY)	Country of Domicile (Form W-8 required for non-US)
Exemption for FATCA Reporting Code (if any)	Exemption per Form W-9 (See Form W-9 instructions at www.irs.gov.)	IRA Owner or Trustee Social Security Number (if applicable)
IRA Owner or Trustee Address (if applicable)	Please indicate if you are a: ☐ Pension Plan ☐ Profit Sharing Plan ☐ Not-for-Profit Organization

E.	Subscriber Mailing Address (if different than provided in Sections 3A, 3B, 3C or 3D – otherwise leave blank)

Mailing Address
City	State	Zip Code

F.	Financial Advisor/Custodian Information

•

Please note that unless previously agreed to in writing by the Fund, all sales of securities must be made through a broker-dealer, including when a registered investment adviser has introduced the sale.

•	The Financial Advisor must sign below to complete the order.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 4

•

The Financial Advisor hereby warrants that he, she or it is duly licensed and may lawfully sell Shares in the country or state designated as the Subscriber’s legal residence. By signing this Subscription Agreement, the Financial Advisor represents that he, she or it understands and agrees to be bound by the representations set forth in Part A, Section 18(b) of Annex A to this Subscription Agreement.

Broker-Dealer/Firm Name		Financial Advisor Name
Account Number at Broker-Dealer/Custodian		Financial Advisor Rep Code (FINRA CRD #)
Financial Advisor Mailing Address
Financial Advisor City	Financial Advisor State	Financial Advisor Zip Code
Financial Advisor Firm Code	Financial Advisor Phone #	Financial Advisor Email Address
Custodian Information (to be completed by Custodian, even for non-taxable account types) Are you clearing through a Custodian? ☐ Yes ☐ No
Custodian Name	Tax ID #	Phone #
Custodian Signature/Stamp
For Entity Subscribers Subscriber is governed by the laws of (state/country):

4.	Additional Ownership Information

A.	Please indicate if you are a:

☐ Bank Holding Company ☐ Banking Entity ☐ Foreign Banking Entity ☐ None* (BHC Investor)

*If you check this box (‘None’), you hereby represent and warrant that you are not a BHC Investor, a Banking Entity or a Foreign Banking Entity.

Note: If you are a BHC Investor, a Banking Entity or a Foreign Banking Entity, please contact the Fund.

If you are a Banking Entity or a Foreign Banking Entity, are you aware of a reason that your investment in Shares may not be permissively held in reliance on an available exclusion or exemption under the Volcker Rule? If you are not aware of any such reason, you hereby represent and warrant that you are acquiring Shares in reliance on an available exclusion or exemption under the Volcker Rule and you have complied with all conditions of such exclusion or exemption.

    ☐    Yes         ☐    No

If you do not answer the above question, you hereby represent and warrant that you are not aware of any such reason and that you are acquiring your Shares in reliance on an available exclusion or exemption under the Volcker Rule and you have complied with all conditions of such exclusion or exemption.

B.	Is the Subscriber the “actual owner” of the Shares for which it is subscribing?

For this purpose, the “actual owner” of Shares is the person who is required to include in gross income on its tax return the income and gain that is attributable to such Shares. (If the Subscriber is treated as a disregarded entity within the meaning of US Treasury Regulation Section 301.7701-2(c) or a grantor trust pursuant to Code Sections 671-679, it should respond “No” to the question below and provide the requested information.)

☐ Yes ☐ No

If No, please provide the name, address, Federal Tax Classification and Taxpayer Identification Number of the person(s) treated as the owner(s) of Shares for US federal income tax purposes:

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 5

C.	Are you a Charitable Remainder Trust (a “CRUT”)?

If you check “Yes,” please contact your financial advisor to obtain a CRUT Representation Letter if you have not already provided such a letter to the Fund or its placement agent, as applicable.

☐ Yes           ☐ No

D.	Is the Subscriber an Investment Company Investor?

☐ Yes ☐ No	If Yes, please contact the Fund.

E.	Controlling Person

Are you, or will you be, a person (including an entity) that has discretionary authority or control with respect to the assets of the Fund or a person who provides investment advice with respect to the assets of the Fund or an “affiliate” of such a person? For purposes of this representation and agreement, an “affiliate” is any person controlling, controlled by or under common control with any such person, including by reason of having the power to exercise a controlling influence over the management or policies of such person.

☐ Yes          ☐ No

F.	ERISA Plan Assets

i. Are you or will you be a “benefit plan investor”[4] within the meaning of the Plan Assets Regulation[5] or will you use the assets of a “benefit plan investor” to invest in the Fund?	☐ Yes	☐ No

ii. If you answered “yes” to question 4F.i (above), please indicate if you are or will be:

(a) an “employee benefit plan” or trust that is subject to Part 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”):	☐ Yes	☐ No

(b) a “plan” to which Section 4975 of the United States Internal Revenue Code of 1986, as amended (the “Code”) applies:	☐ Yes	☐ No

(c)   an entity (other than an insurance company general account) whose underlying assets include “plan assets” by reason of a plan’s investment in the entity for purposes of ERISA or Section 4975 of the Code:

	☐ Yes	☐ No

If you answered “yes” to question 4Fii(c) above, insert the maximum percentage of the assets of the entity that constitutes or may in the future constitute “plan assets” during the period of its investment in the Fund:

____________%

(d)   an insurance company using assets of its general account (directly or through subsidiaries) that are subject to ERISA or Section 4975 of the Code (including, without limitation, by virtue of Section 401(c) of ERISA).

	☐ Yes	☐ No

If you answered “yes” to (d) above, insert the maximum percentage of the general account as a whole that constitutes or may constitute “plan assets” during the period of its investment in the Fund:	____________%

iii.   Are you or will you be, or will you be using the assets of, a plan established or maintained by the US government or by a US or non-US sovereign entity, governmental unit or agency or any similar governmental organization?

	☐ Yes	☐ No

iv.   If you answered “yes” to question 4F.iii, provide:

(a)   the jurisdiction(s) in which the plan is organized

(b)   all US federal, state, local and/or non-US

    jurisdiction(s) that have laws governing such plan.

You may be required to provide additional information.

[4]

The term “benefit plan investor” includes, for example: (i) an “employee benefit plan” as defined in section 3(3) of ERISA, that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of Code that are subject to Section 4975 of the Code (including, for example, an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in Section 220(d) of the Code, a Coverdell education savings account described in Section 530 of the Code and a health savings account described in Section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as, for example, a master trust or a plan assets fund) under ERISA or the Plan Assets Regulation.

[5]

“Plan Assets Regulation” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 6

G.	For Representative Subscribers Only

•	If the subscription for Shares is being made by a Representative Subscriber in its own name, but on behalf of another entity, please complete the following.

Name of Representative Subscriber: ______________________________________________________

Please indicate the nature of the Representative Subscriber’s relationship with the Underlying Investor.

Nature of Relationship: ☐ Nominee/Custodian               ☐ Trustee of a Benefit Plan Investor

                                          ☐ Distributor/Placement Agent ☐ Other (describe): ______________________________

All information in this Subscription Agreement must be provided with respect to the Underlying Investor.

Name of Underlying Investor: ____________________________________________________________

H.	For Authorized Persons Completing this Subscription Agreement

First Name	Last Name	Relationship to Subscriber/Representative Subscriber

5.	Select How you Want to Receive Your Distributions

YOU WILL BE AUTOMATICALLY ENROLLED IN THE FUND’S DISTRIBUTION REINVESTMENT PLAN UNLESS YOU INDICATE OTHERWISE BY CHECKING THE BOX BELOW.

☐   Please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan

If you checked the box above, and you are:

•  Not affiliated with a Broker-Dealer/Registered Investment Advisor, you must complete the Cash Distribution Instructions section below.

•  Affiliated with a Broker-Dealer/Registered Investment Advisor, your distribution payment will be routed to your account at your Broker-Dealer or Custodian. Please proceed to Section 6.

Cash Distribution Instructions

For investors not affiliated with a Broker-Dealer/Registered Investment Advisor, if you checked the box directly above in Section 5, please make a selection below.

A. ☐ Check mailed to the address set forth in Section 3A or 3D above (available for non-custodial Subscribers only).

B. ☐ Check mailed to the address set forth in Section 3E above (available for non-custodial Subscribers only).

C. ☐ Direct deposit by ACH (available for non-custodial Subscribers only). Please attach a pre-printed voided check.

D. ☐ Check mailed to Third Party Financial Institution/Custodian. Complete section below.

By selecting choice “C” (above), you authorize the Fund or its agent to deposit you distribution into your checking or savings account. This authority will remain in force until you notify the Fund in writing to cancel it. In the event that the Fund deposits funds erroneously into your account, it is authorized to debit your account in an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name
Mailing Address
City	State		Zip Code
ABA Routing Number		Account Number

6.	Electronic Delivery Form (Optional)

☐   Please check here only if you do NOT consent to the electronic delivery provisions in Part A, Paragraph 14(e) of the Subscription Agreement Terms and Condition set forth in Annex A.

If you do not check this box, the email address in Section 3A will be used for electronic delivery.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 7

7.	Additional Questions

A.	For All Subscribers

i.   Are you a “US Person” as defined under Regulation S (as defined in Annex A)?

☐    Yes    ☐  No

ii.  Did you receive or accept the offer of the Shares in the state or territory indicated in your legal address above?

☐    Yes    ☐  No    If No, please list state or territory here:

iii.   Please check the applicable boxes below for any registrations or memberships you hold with the US Commodity Futures Trading Commission (“CFTC”) and/or the National Futures Association (“NFA”):

☐   Futures Commission Merchant

☐   Introducing Broker

☐   Commodity Pool Operator

☐   Commodity Trading Advisor

☐   Leverage Transaction Merchant

If you check any of the above boxes, you hereby represent that you (i) are duly registered with the CFTC and are a member in good standing of the NFA and (ii) any information and/or documentation that you have provided to the Fund and/or its placement agent in addition to this Subscription Agreement regarding your CFTC and NFA status remains true and correct.

☐   None of the Above. You hereby represent that you (i) are not required to be an NFA member and/or to be registered with the CFTC pursuant to the Commodity Exchange Act and the rules thereunder, and, if applicable, (ii) have complied with all conditions of any exclusion or exemption from such registration. If you cannot make this representation, please contact the Fund.

iv.   Please answer the following questions, to your knowledge, with regard to the person that is the ultimate beneficial owner of your interest in the Fund (i.e., the individual that has the ultimate economic benefits and burdens of the investment in the Shares, looking through any intermediate entities).

(a)   To your knowledge, is the ultimate beneficial owner of your Shares also the ultimate beneficial owner of any other Shares?

☐    Yes        ☐     No

(b)   To your knowledge, is the ultimate beneficial owner of your Shares “related” to another ultimate beneficial owner of Shares? For this purpose, persons are “related” only if they are members of the same family (i.e., a whole or half-brother or sister, spouse, ancestor, or lineal descendant) or partners in a partnership.

☐    Yes        ☐     No

(c)   If you answered “Yes” to either (a) or (b) directly above, please provide the following information regarding the ultimate beneficial owner of your Shares.

Name:                              Relation:                             $ Amount:

By completing this Subscription Agreement, you are also agreeing to notify the Fund (via mail or courier to your Financial Advisor) if your response to either of the above questions (a) or (b) changes or becomes inaccurate in the future.

The Fund and its affiliates do not intend to provide this information to the IRS or any other tax authority, unless requested to do so in the context of an audit or as otherwise required by law, in which case this information may be disclosed to the IRS or another tax authority in the context of such audit or other legal requirement.

v.  Check all that apply. In connection with the Fund’s obligations relating to Disqualifying Events pursuant to Rule 506(d) under the Securities Act, please indicate below whether any of the following (which are Disqualifying Events as provided in Rule 506(d) under the Securities Act) have occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund.

☐   (a) a conviction, within the past ten years of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

☐   (b) being subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that, as of the date hereof, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 8

☐   (c) being subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that: (A) as of the date hereof, bars the person from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years;

☐   (d) being subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Exchange Act (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act (15 U.S.C. 80b-3(e) or (f)) that, as of the date hereof:

(A) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of such person; or (C) bars such person from being associated with any entity or from participating in the offering of any penny stock;

☐   (e) being subject to any order of the Commission entered within the past five years that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act (15 U.S.C. 77q(a)(1)), section 10(b) of the Exchange Act (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or (B) section 5 of the Securities Act (15 U.S.C. 77e);

☐   (f) being suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

☐   (g) having filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

☐   (h) being subject to a United States Postal Service false representation order entered within the past five years, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

☐   None of the above has occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund.

If you check any of (a) – (f) above, please provide the dates and the summary of each Disqualifying Event in the space below and please contact the fund. You may be required to provide additional information.

B.	For Individual Subscribers: Are you an Accredited Investor?

Please check the box below as it relates to the subscribing person, if applicable.

☐   A person whose individual net worth, or joint net worth with a spouse (or Spousal Equivalent), is over $1,000,000. For purposes of this question 8(B), “net worth” means a person’s assets minus liabilities, provided that for purposes of calculating net worth:

(i) the person’s primary residence shall not be included as an asset,

(ii)  indebtedness secured by the primary residence, up to the fair market value of the primary residence as of the date on which a Share is purchased, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date on which a Share is purchased exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and

(iii)  indebtedness that is secured by the person’s primary residence in excess of the fair market value of the primary residence as of the date on which a Share is purchased shall be included as a liability.

☐   A person who has an Individual Income in excess of $200,000 in each of the two most recent years, or Joint Income with a spouse (or Spousal Equivalent) in excess of $300,000 in each of those years, and reasonably expects to reach the same income level in the current year. For purposes of this question 8, “Individual Income” means adjusted gross income, as reported for federal income tax purposes, minus income attributable to a spouse or to property owned by a spouse, increased by the following amounts (except for amounts attributable to a spouse or to property owned by a spouse): (1) the amount of any tax-exempt interest income (under Section 103 of the Code received); (2) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (3) any deduction claimed for depletion under Section 611 et seq. of the Code; (4) amounts contributed to an IRA or Keogh retirement plan (as defined in the Code); (5) alimony paid; and (6) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code; and “Joint Income” means joint adjusted gross income, as reported for federal income tax purposes, increased by the following: (1) the amount of any tax-exempt interest income (under Section 103 of the Code) received; (2) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (3) any deduction claimed for depletion under Section 611 et seq. of the Code; (4) amounts contributed to an IRA or Keogh retirement plan (as defined in the Code); (5) alimony paid; and (6) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code.

☐   A person holding in good standing one or more of the following professional certifications administered by FINRA: Licensed General Securities Representative (Series 7), Licensed Adviser Representative (Series 65) and/or Licensed Private Securities Offerings Representative (Series 82).

☐   A “family client” of a “family office” (each as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act), and (A) the family office has assets under management in excess of $5,000,000, was not formed for the specific purpose of acquiring an interest in the Subscriber or, indirectly, the Shares, and its prospective investment is directed by a Sophisticated Person and (B) your prospective investment is directed by such family office.

    If you cannot check any of the boxes above, please contact the Fund.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 9

C.	For Entity Subscribers: Are you an Accredited Investor?

•	Please check one or more applicable boxes below as it relates to the subscribing entity.

•	If you check box (e), (f), (g) or (k) in this Section 7C, please proceed and complete Section 7D.

Entities.

☐    (a)   Partnership, corporation, limited liability company or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

☐    (b)   Code Section 501(c)(3) organization, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

☐    (c)   Trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose investments are being directed by a Sophisticated Person (as defined in Annex A).

☐    (d)   Entity, not formed for the specific purpose of acquiring the Shares, owning Investments in excess of $5,000,000.

☐    (e)   Entity (other than a trust) where all equity owners are Accredited Investors. If you (the Subscriber) check this box only, also complete question 8(D) and indicate the total number of your equity owners here:

☐    (f)   Revocable trust where all of your grantors are Accredited Investors. If you (the Subscriber) check this box only, also complete question 8(D) and indicate the total number of your grantors here:

☐    (g)   IRA or Keogh plan where the grantor is an Accredited Investor. If you (the Subscriber) check this box only, also complete question 8(D) and indicate the name of your grantor or the IRA owner here:

☐    (h)   Employee Benefit Plan (other than a self-directed plan), with total assets in excess of $5,000,000, that is established and maintained by a state, a political subdivision of a state, or any of their respective agencies, for the benefit of its employees.

☐    (i)  Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, whose investment decisions are made by a plan fiduciary which is a bank, insurance company, savings and loan association, or registered investment adviser.

☐    (j)  Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, with total assets in excess of $5,000,000.

☐    (k)   Self-directed plan (e.g., 401(k) plans and profit sharing plans) in which all investment decisions are made solely by, and such investments are made on behalf of, Accredited Investors. If you (the Subscriber) check this box only, also complete question 8(D) and indicate the name of your participants here:

☐    (l)  “Family office” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose prospective investment is directed by a Sophisticated Person.

☐    (m) “Family client” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) of a family office meeting the requirements in (l), whose prospective investment is directed by such family office.

☐    (n)   Other (please indicate here):

Please refer to the definition of Accredited Investor in Part A, Section 1 of Annex A to this Subscription Agreement and Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and indicate on the line above on what basis you qualify as an Accredited Investor. If you check this box, additional information may be required.

If you cannot check any of the boxes above, please contact the Fund.

D.	For Entity Subscribers that checked box (e), (f), (g) or (k) in Section 7C.

•	Please complete the box below as it relates to each of your equity owners, grantors or participants (as applicable) additional pages can be supplied.

•

Each Equity Owner, Grantor or Participant must also sign this Subscription Agreement on the Signature Page. Supporting documentation for such entity needs to be returned with this Subscription Agreement.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 10

(i) For Equity Owners, Grantors or Participants that are entities: Equity Owner, Grantor or Participant Name. Write out entity names in boxes 1 and 2, then check off the appropriate boxes below.

	Name 1	Name 2

Entity Name:

(a)   Partnership, corporation, limited liability company or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

	☐	☐

(b) Code Section 501(c)(3) organization, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.	☐	☐

(c)   Trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose investments are being directed by a Sophisticated Person (as defined in Annex A).

	☐	☐

(d) Entity, not formed for the specific purpose of acquiring the Shares, owning Investments in excess of $5,000,000.	☐	☐

(e) Entity (other than a trust) where all equity owners are Accredited Investors.	☐	☐

(f) Revocable trust where all of your grantors are Accredited Investors.	☐	☐

(g)   “Family office” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose prospective investment is directed by a Sophisticated Person.

	☐	☐

(h)   “Family client” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) of a family office meeting the requirements in (g), whose prospective investment is directed by such family office.

	☐	☐

None of the above. If you check this box, please contact the Fund.	☐	☐

(ii) For Equity Owners, Grantors or Participants that are individuals: Equity Owner, Grantor or Participant Name: Write out individual names in boxes 1 and/or 2, then check off the appropriate boxes below.

	Name 1	Name 2

Individual First Name:

Individual Last Name:

Equity Owner, Grantor or Participant Date of Birth (MM/DD/YYYY):

Equity Owner, Grantor or Participant Social Security Number:

(a)   A person whose individual net worth, or joint net worth with a spouse, is over $1,000,000. For purposes of this question 8(D), “net worth” means a person’s assets minus liabilities, provided that for purposes of calculating net worth (a) the person’s primary residence shall not be included as an asset, (b) indebtedness secured by the primary residence, up to the fair market value of the primary residence as of the date on which a Share is purchased, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date on which a Share is purchased exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (c) indebtedness that is secured by the person’s primary residence in excess of the fair market value of the primary residence as of the date on which a Share is purchased shall be included as a liability.

	☐	☐

(b)   a person with Individual Income in excess of $200,000 in each of the two most recent years or Joint Income with their spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

	☐	☐

(c)   A person holding in good standing one or more of the following professional certifications administered by FINRA: Licensed General Securities Representative (Series 7), Licensed Adviser Representative (Series 65) and/or Licensed Private Securities Offerings Representative (Series 82).

	☐	☐

(d)   A “family client” of a “family office” (each as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act), and (A) the family office has assets under management in excess of $5,000,000, was not formed for the specific purpose of acquiring an interest in the Subscriber or, indirectly, the Shares, and its prospective investment is directed by a Sophisticated Person and (B) your prospective investment is directed by such family office.

	☐	☐

None of the above. If you check this box for any equity owner/grantor/ participant other than a spouse, please contact the Fund.	☐	☐

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 11

E.	For Subscribers domiciled or with a registered office within the United Kingdom ONLY

•	Please check the applicable box below to certify you are a Professional Investor within the meaning of the UK Alternative Investment Fund Managers Regulations 2013.

•	A Professional Investor is an investor who possesses the experience, knowledge, and expertise to make its own investment decisions and properly assess the risks that it incurs.

i. For Individual Subscribers: Please check at least TWO boxes:

☐	(a)	The investor has carried out transactions, in significant size [6], on the relevant market at an average frequency of 10 per quarter over the previous four quarters;

☐	(b)	The size of the investor’s financial instrument portfolio, defined as including cash deposits and financial instruments exceeds EUR 500,000; or

☐	(c)	The investor works or has worked in the financial sector for at least one year in a professional position, which requires knowledge of the transactions or services envisaged.

ii. For Entity Subscribers: Please check ONE applicable box below:

☐

(a) Entities which are required to be authorized or regulated to operate in the financial markets. The following should be understood as including all authorized entities carrying out the characteristic activities of the entities mentioned: entities required to be authorized or regulated to operate in the financial markets, including: (A) credit institutions; (B) investment firms; (C) other authorized or regulated financial institutions[7]; (D) insurance companies; (E) collective investment schemes and management companies of such schemes; (F) pension funds and management companies of such funds; (G) commodity and commodity derivatives dealers; (H) locals; or (I) other institutional investors.

	☐	(b) Large undertakings meeting two of the following size requirements on a company basis: (A) balance sheet total: EUR 20,000,000; (B) net turnover: EUR 40,000,000; or (C) own funds: EUR 2,000,000[8].

☐

(c) National and regional governments, public bodies that manage public debt, Central Banks, international and supranational institutions such as the World Bank, the IMF, the ECB, the EIB and other similar international organizations.

	☐	(d) Other institutional investors whose main activity is to invest in financial instruments, including entities dedicated to the securitization of assets or other financing transactions[9].

F.	For Subscribers domiciled or with a registered office in Switzerland ONLY

•	Please check the applicable box under (i) or (ii) below.

•	This is pursuant to the Swiss Collective Investment Schemes Act of June 23, 2006 (as amended) and Collective Investment Schemes Ordinance of November 22, 2006 Matters (as amended)

(i) “Regulated Qualified Investors”

☐	(a)	A bank authorized and supervised by the Swiss Financial Market Supervisory Authority under the Swiss Federal Act on Banks and Savings Banks of 8 November 1934.

☐	(b)	A central bank.

☐	(c)	A securities dealer authorised and supervised by the Swiss Financial Market Supervisory Authority under the Swiss Federal Act on Stock Exchanges and Securities Trading of 24 March 1995 (as amended).

☐	(d)

A fund manager or an asset manager of collective investment schemes authorised and supervised by the Swiss Financial Market Supervisory Authority under the Swiss Federal Act on Collective Investment Schemes of 23 June 2006 (as amended).

☐	(e)

An insurance company authorised and supervised by the Swiss Financial Market Supervisory Authority under the Swiss Federal Act on the Supervision of Insurance Companies of 17 December 2004 (as amended).

(ii) “Unregulated Qualified Investors”

☐	(a)	A public institution (Canton, municipality, other State-owned institution) managing its treasury on a professional basis.

☐	(b)	A pension fund organised under the Swiss Federal Act on Professional Contingency of 25 June 1982 managing its treasury on a professional basis.

☐	(c)	A commercial or industrial enterprise managing its treasury on a professional basis.

[6]

To be significant in size, the transactions must have been reasonably material relative to the overall relevant market. The “relevant market” is a market for the same or similar or related investments.

[7]

“Authorized” means the entity is subject to a licensing, approval or authorization process before carrying on the relevant financial-markets activities. “Regulated” means the entity is subject to mandatory rules of conduct (however general or limited such rules are) and is subject to some form of supervision for compliance with such rules (e.g. whether through ongoing supervision or through disciplinary action for non-compliance).

[8]

“Balance sheet total” is defined in Article 12(3) of the Fourth Company Law Directive (78/660/EEC), and means the aggregate of the amounts shown as assets in the balance sheet (before deducting both current and long-term liabilities). “Net turnover” is defined in Article 28 of the Fourth Company Law Directive (78/660/EEC). This definition corresponds to the “turnover” line in the accounts of a UK company. “Own funds” are defined in Articles 56 to 67 of the recast Banking Consolidation Directive (2006/48/EC), and correspond to the term “capital and reserves”.

[9]

“Subscriber’s main activity will be to invest in financial instruments where, throughout the period in which the Subscriber has been carrying out its present function, such investment activity has outweighed its other activities in terms of frequency and/or value of transactions.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 12

☐	(d)	A high net worth individual who has provided a proof that he/she meets the conditions set out in article 6 of the Swiss Federal Ordinance on Collective Investment Schemes of 22 November 2006[10].

☐	(e)

A Subscriber subscribing in accordance with a written discretionary management agreement made with (i) a regulated financial intermediary (such as a “Regulated Qualified Investor” as described above) or (ii) an independent asset manager (a “Recognised IAM”) that is subject to the Federal Act on the Prevention of Money Laundering and the Financing of Terrorism in the Financial Sector of 10 October 1997 (as amended) and to a professional code of conduct recognized as minimum standard by the Swiss Financial Market Supervisory Authority, and such discretionary management agreement complies with the recognized guidelines of a professional organization.

☐	(f)

A Subscriber subscribing in accordance with a written advisory agreement made with a regulated financial intermediary or with a Recognised IAM, and such advisory agreement provides for remunerated financial advice and contemplates a long term advisory relationship.

☐	None of the above in (i) or (ii). If you check this box, please contact the Fund.

8.	Miscellaneous

To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items in this Subscription Agreement must be completed in order for your subscription to be processed. Subscribers should read the Fund’s Confidential Private Placement Memorandum, including any supplement, addendum or amendment thereto and any documents or information incorporated by reference therein (the “Memorandum”), in its entirety for a complete explanation of an investment in Shares of the Fund.

9.	Subscriber Signatures

By signing below, and intending to be legally bound, you have duly executed this Subscription Agreement and understand and agree to be bound by all of its provisions including, without limitation, the terms and conditions set forth in Annex A and any appendices hereto, or other documentation that you are required to provide herewith, and confirm that all of the representations, warranties and covenants made and information that you or others have provided herein or in connection herewith are true and correct. You agree to notify the Fund promptly of any changes in the foregoing information or the accuracy of the foregoing representations and warranties and that you have received. You further agree and confirm that you have received, read and understand the Memorandum, this Subscription Agreement, including, the terms and conditions set forth in Annex A, and any annexes, appendices and exhibits thereto, for this investment. You further represent that you (a) are duly formed, validly existing and in good standing under the laws of your jurisdiction of organization, that you are duly authorized to execute, deliver and perform this Subscription Agreement, the Fund Agreement and any other agreement that you are entering into in connection with your subscription for Shares and purchase and hold any Shares, (b) have satisfied any additional or different suitability standards imposed by your state of residence or imposed by any other applicable laws, and (c) have complied with and will comply with all laws relating to your acquisition and ownership of Shares. The individual signing this Subscription Agreement represents that he or she has full power and authority to execute and deliver this Subscription Agreement in such capacity and on your behalf and you represent that they possess the requisite power and authority to sign on your behalf.

Revocable Trusts, Grantor Trusts* and IRAs: If the Subscriber is a revocable trust, a grantor trust or an IRA and the grantor and the trustee are the same person, its signature will bind it both in its capacity as trustee and grantor.

Benefit Plan Investors: If the signatory is a fiduciary of a Benefit Plan Investor, the signature will bind it in its corporate and fiduciary capacities.

Representative Subscribers: A Representative Subscriber’s signature will bind both the Underlying Investor and the Representative Subscriber in its individual capacity.

Disregarded Entities: If the Subscriber is treated as a “disregarded entity” for US federal income tax purposes within the meaning of US Treasury Regulation Section 301.7701-2(c) (e.g., a single member limited liability company), and the signatory for the Subscriber and the owner of the Shares for US federal income tax purposes are the same person, its signature will bind it both in its capacity as authorized signatory and owner.

This Subscription Agreement contains a pre-dispute arbitration provision in Annex A. The Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

[10]

The conditions include a written statement by the high net worth individual, and either a net worth of CHF 5 million in financial assets (which may include net real estate assets of up to CHF 2 million) or a net worth of CHF 500,000 plus a proof of sufficient knowledge to comprehend the risks inherent in financial investments will be required (opting-in regime). The verification of the high net worth individual status must be documented separately.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 13

In order to induce the Fund to accept this subscription, I (we) hereby represent and warrant to you as follows:

Please Note: All Items in this Section 9 must be read and initialed.

Primary Subscriber	Co- Subscriber	Co- Subscriber

i.   I (we) acknowledge that subscriptions must be submitted at least ten business days prior to first day of each month (unless waived) and include the full subscription funding amount to be accepted, provided that for the initial closing of this offering, payment of the full subscription funding amount must be made on or by February 15, 2023 (unless so waived), which date is subject to change in the Fund’s sole discretion. I (we acknowledge) that my (our) investment will be executed as of the first day of each month (based on the NAV per share as determined as of the previous day, being the last day of the preceding month). I (we) acknowledge that I (we) will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share as of the last day of each month will generally be made available within 20 business days of the last day of each month.

☐	☐	☐

ii.  I (we) acknowledge that my (our) subscription request may be accepted as early as ten business days before the first calendar day of each month. I (we) acknowledge that I (we) am (are) not committed to purchase Shares at the time my (our) subscription order is submitted and I (we) may cancel my (our) subscription at any time before the time it has been accepted as described in the previous sentence. I (we) understand that I (we) may withdraw my (our) purchase request by notifying the transfer agent, through my financial professional or Goldman Sachs representative.

☐	☐	☐

I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Fund. I acknowledge that the broker-dealer/financial advisor (broker-dealer/financial advisor of record) indicated in Section 3F of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of Shares I own, tax information (including the Form 1099) and redemption information. Subscribers may change the broker-dealer/financial advisor of record at any time by contacting their financial professional or Goldman Sachs representative.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for US investors only):

Under penalties of perjury, I certify that:

1.	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a US citizen or other US person (including a resident alien) (defined in IRS Form W-9 instructions); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Subscriber/Representative Subscriber Authorized Signatory X	Date	Signature of Co-Subscriber #1 (if necessary) X	Date
Name (Print) of Subscriber/Representative Subscriber Authorized Signatory		Name (Print) of Subscriber/Representative Subscriber Authorized Signatory
Capacity (Print) of Subscriber/Representative Subscriber Authorized Signatory (if necessary)		Capacity (Print) of Subscriber/Representative Subscriber Authorized Signatory (if necessary)

Signature of Co-Subscriber #2 (if necessary) X	Date
Name (Print) of Subscriber/Representative Subscriber Authorized Signatory
Capacity (Print) of Subscriber/Representative Subscriber Authorized Signatory (if necessary)

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 14

SIGNATURE OF YOUR FINANCIAL ADVISOR (REQUIRED FOR ENTITY SUBSCRIBERS.

(If you are an IRA, your Financial Advisor does not need to sign below)

Signature of Financial Advisor X	Date

Name (Print) of Signatory

Title (Print) of Signatory

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 15

Supporting Document Requirements

Please provide the following supporting documentation based on your account type.

Individual	If a non-US person, Form W-8BEN and Passport or National ID

Joint (including JTWROS, Tenants in Common, Community Property)	For each non-US Person account holder, Form W-8BEN and Passport or National ID

IRA (including ROTH, SEP, Rollover, Inherited)	None

Pension Plan (Non-ERISA)	Plan documents

Trust	Certificate of Trust or Declaration of Trust Appropriate Form W-8 (see https://www.irs.gov/forms-pubs/about-form-w-8)

Estate	Letters of testamentary or letters of administration dated within 60 days unless accompanies by a medallion signature guarantee

Corporation (including C Corporation, S Corporation, LLC)

Formation documents

Articles of incorporation or operating agreement

Authorized signatory list

Appropriate Form W-8 (see https://www.irs.gov/forms-pubs/about-form-w-8)

If the entity is a fund (mutual fund, private equity fund, hedge fund), provide the prospectus or offering memorandum

Partnership

Formation documents

Partnership agreement

Authorized signatory list

Appropriate Form W-8 (see https://www.irs.gov/forms-pubs/about-form-w-8)

If the entity is a fund (mutual fund, private equity fund, hedge fund), provide the prospectus or offering memorandum

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 16

Annex A

PART A: FOR ALL SUBSCRIBERS

1.	Definitions; Incorporation by Reference.

a.	Capitalized terms used but not otherwise defined herein shall have the following meanings:

Accredited Investor. Includes any of the following: (1) a natural person whose net worth (individually or with their spouse or Spousal Equivalent) exceeds $1,000,000; (2) a natural person with Individual Income in excess of $200,000 in each of the two most recent years or Joint Income with their spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; (3) a natural person holding in good standing one or more of the following professional certifications administered by FINRA: Licensed General Securities Representative (Series 7), Licensed Adviser Representative (Series 65) and/or Licensed Private Securities Offerings Representative (Series 82); (4) an organization described in Section 501(c)(3) of the IRS Code, a corporation, a Massachusetts or similar business trust, a partnership, or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; (5) an entity, not formed for the specific purpose of acquiring the securities offered, owning Investments in excess of $5,000,000; (6) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a Sophisticated Person; (7) a broker or dealer registered pursuant to Section 15 of the Exchange Act; (8) an investment adviser registered pursuant to Section 203 of the Investment Advisers Act or registered pursuant to the laws of a state; (9) an investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act; (10) an insurance company (as defined in the Securities Act); (11) an Investment Company registered under the Investment Company Act or a “business development company” (as defined in the Investment Company Act); (12) a “private business development company” (as defined in the Investment Advisers Act); (13) a small business investment company licensed by the US Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (14) a rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act; (15) a bank or a savings and loan association (each as defined in the Securities Act), whether acting in its individual or fiduciary capacity; (16) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; (17) an Employee Benefit Plan (other than a self-directed plan), whether or not it is subject to the provisions of Title I of ERISA, if it has total assets in excess of $5,000,000, or if the investment decision is made by a plan fiduciary that is a bank, savings and loan association, insurance company, or registered investment adviser; (18) a self-directed benefit plan, with investment decisions made solely by persons that are Accredited Investors; (19) a revocable trust in which all of the grantors are Accredited Investors; (20) an IRA in which the grantor is an Accredited Investor; (21) a “family office” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a Sophisticated Person; (22) a “family client” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) of a family office meeting the requirements in the preceding clause, whose prospective investment is directed by such family office; or (23) an entity (other than a trust) in which all of the equity owners are Accredited Investors. For purposes of clause (1) of this paragraph, “net worth” shall mean a natural person’s assets minus liabilities, provided that for purposes of calculating net worth (i) the person’s primary residence shall not be included as an asset, (ii) indebtedness secured by the primary residence, up to the fair market value of the primary residence as of the date on which a Share is purchased, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date on which a Share is purchased exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the person’s primary residence in excess of the fair market value of the primary residence as of the date on which a Share is purchased shall be included as a liability.

Banking Entity. (i) Any insured depository institution; (ii) any company that controls an insured depository institution; (iii) any company that is treated as a bank holding company for purposes of section 8 of the International Banking Act of 1978; and (iv) any affiliate or subsidiary of the foregoing. Banking Entity does not include: (1) a covered fund that is not itself a banking entity under clause (i), (ii), or (iii) of this definition or (2) a portfolio company held under the authority contained in section 4(k)(4)(H) or (I) of the BHC Act or any portfolio concern (as defined under 13 C.F.R. 107.50) that is controlled by a small business investment company (as defined in section 103(3) of the Small Business Investment Act of 1958), so long as the portfolio company or portfolio concern is not itself a banking entity under clause (i), (ii), or (iii) of this definition. Terms used in this definition and not otherwise defined herein have the meanings ascribed to such terms under the Volcker Rule.

Benefit Plan Investor. For purposes of this Subscription Agreement, any (1) Employee Benefit Plan, whether or not it is subject to the provisions of Title I of ERISA (including governmental, church and foreign plans), (2) “plan” as defined in Section 4975(e)(1) of the IRS Code (which includes individual retirement accounts and Keogh plans) or (3) entity, any assets of which are deemed to constitute (directly or indirectly) the assets of one or more Employee Benefit Plans or plans by reason of the direct or indirect investment by such Employee Benefit Plans or plans in the entity under Section 3(42) of ERISA and regulations promulgated thereunder or otherwise.

BHC Investor. For purposes of this Subscription Agreement, any (1) bank holding company (a “BHC”), as defined in Section 2(a) of the US Bank Holding Company Act of 1956, as amended (the “BHCA”), (2) a person subject to Section 4 of the BHCA irrespective of whether such person is a BHC, a non-bank subsidiary (as defined in Section 2(d) of the BHCA) of a BHC or any such other person, or (3) an affiliate (as defined in Section 2(k) of the BHCA) of a BHC or any such other person that is not a bank or a subsidiary of a bank.

CFTC. United States Commodity Futures Trading Commission.

Commission. United States Securities and Exchange Commission.

Commodity Exchange Act. United States Commodity Exchange Act, as amended, and its rules and regulations.

Disqualified Person. A person who has committed a Disqualifying Event.

Disqualified Person Disclosure. Any information provided to the Subscriber disclosing whether certain persons are Disqualified Persons, including the Fund, any affiliated issuer, any director, executive officer, other officer participating in the offering, general partner or managing member of the Fund; any beneficial owner of 20% or more of the Fund’s outstanding voting equity securities, calculated on the basis of voting power; any promoter connected with the Fund in any capacity; any investment manager of the Fund; any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of Shares; any general partner or managing member of any such investment manager or solicitor; or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor.

Disqualifying Event. Includes any of the following:

(i) a conviction, within the past ten years, of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 17

(ii) being subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that, as of the date hereof, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) being subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that:

(A) as of the date hereof, bars the person from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years;

(iv) being subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Exchange Act (15

U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act (15

U.S.C. 80b-3(e) or (f)) that, as of the date hereof: (A) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of such person; or (C) bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v) being subject to any order of the Commission entered within the past five years that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of:

(A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act (15 U.S.C. 77q(a)(1)), section 10(b) of the Exchange Act (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act (15 U.S.C. 80b- 6(1)), or any other rule or regulation thereunder; or (B) section 5 of the Securities Act (15 U.S.C. 77e);

(vi) being suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) having filed (as a registrant or issuer), was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) being subject to a United States Postal Service false representation order entered within the past five years, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Dollar or $. The dollar currency of the United States of America.

Employee Benefit Plan. As defined in Section 3(3) of ERISA.

ERISA. US Employee Retirement Income Security Act of 1974, as amended, and its rules and regulations.

Exchange Act. US Securities Exchange Act of 1934, as amended, and its rules and regulations.

Financial Advisor. The distributor or investment advisor (other than GS) through which you are subscribing for Shares.

Foreign Banking Entity. For purposes of this Subscription Agreement, a Banking Entity that is not organized or directly or indirectly controlled by a Banking Entity that is organized under US federal or state law.

Foreign Banking Organization. A foreign bank (as defined in section 1(b)(7) of the International Banking Act of 1978), that: (i) operates a branch, agency, or commercial lending company subsidiary in the United States; (ii) controls a bank in the United States; or (iii) controls an Edge corporation acquired after March 5, 1987; and (2) any company of which the foreign bank is a subsidiary. Terms used in this definition and not otherwise defined herein have the meanings ascribed to such terms under the Board of Governors of the Federal Reserve System’s Regulation K (12 C.F.R. part 211).

FINRA. The Financial Industry Regulatory Authority.

Fund. Goldman Sachs Private Credit Corp., a Delaware corporation. Prior to the Fund’s election to be regulated as a business development company under the Investment Company Act, the Fund will be a Delaware limited liability company, which will convert to a Delaware corporation on or about the date of such election to be regulated as a business development and which will deemed for purposes of Delaware law as the same entity as Goldman Sachs Private Credit Corp. Any action to be taken, or determination to be made, by the Fund that is referenced in this Subscription Agreement may be taken or made by its Board of Directors or its other authorized designees.

Fund Agreement. The Articles of Incorporation and Bylaws (or similar organizational documents) of the Fund, in each case, as such documents may be amended and/or restated from time to time.

GS or Goldman Sachs. Goldman Sachs & Co. LLC, Goldman Sachs Asset Management, L.P., Goldman Sachs International, their respective present and future affiliates, and their respective partners, officers, directors, employees, associated persons and agents.

Individual Income. Adjusted gross income, as reported for federal income tax purposes, minus income attributable to a spouse or to property owned by a spouse, increased by the following amounts (except for amounts attributable to a spouse or to property owned by a spouse): (1) the amount of any tax-exempt interest income (under Section 103 of the IRS Code received); (2) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (3) any deduction claimed for depletion under Section 611 et seq. of the IRS Code; (4) amounts contributed to an IRA or Keogh retirement plan (as defined in the IRS Code); (5) alimony paid; and (6) any elective contributions to a cash or deferred arrangement under Section 401(k) of the IRS Code.

Investment Adviser. Goldman Sachs Asset Management, L.P., it its capacity as investment adviser of the Fund.

Investment Advisers Act. US Investment Advisers Act of 1940, as amended, and its rules and regulations.

Investment Company. As defined in Section 3(a)(1) of the Investment Company Act. Generally, an Investment Company means any issuer (1) that is engaged, holds itself out as engaged, or proposes to engage primarily in the business of investing, reinvesting, or trading in securities; (2) that has been engaged, is engaged, or proposes to engage in the business of issuing face-amount installment certificates, or that has such certificates outstanding; or (3) that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities whose value exceeds 40% of the value of the issuer’s total assets (exclusive of government securities and cash) on an unconsolidated basis.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 18

Investment Company Act. US Investment Company Act of 1940, as amended, and its rules and regulations.

Investment Company Investor. An investor that is (i) an “investment company” (as that term is defined in the Investment Company Act) registered under the Investment Company Act; (ii) an entity that would be an “investment company” (as that term is defined in the Investment Company Act) but for Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act; or (iii) a “foreign investment company.” A foreign investment company is an investment company as defined in Section 3(a)(1)(A) of the Investment Company Act and is organized outside the United States and not permitted to publicly offer its securities in the United States under Section 7(d) of the Investment Company Act.

Investments. Any or all: (1) securities (as defined in the Securities Act), except for securities of issuers controlled by you (“Control Securities”) unless (a) the issuer of the Control Securities is a commodity pool, is itself a registered Investment Company, or is a company exempted from the definition of Investment Company by Sections 3(c)(1) through 3(c)(9) of, or Rule 3a-6 or Rule 3a-7 under, the Investment Company Act, (b) the Control Securities represent securities of an issuer that files reports pursuant to Section 13 or 15(d) of the Exchange Act, (c) the issuer of the Control Securities has a class of securities listed on a designated offshore securities market as defined in Regulation S promulgated under the Securities Act (“Regulation S”), or (d) the issuer of the Control Securities is a company with shareholders’ equity of not less than $50 million determined in accordance with generally accepted accounting principles, as reflected in the company’s most recent financial statements (provided such financial statements were issued within 16 months of the date of Shareholder’s purchase of the Shares); (2) futures contracts or options thereon held for investment purposes; (3) certain options on physical commodities and physical commodities held for investment purposes; (4) swaps and other similar financial contracts entered into for investment purposes; (5) real estate held for investment purposes; and (6) cash and cash equivalents held for investment purposes. Investments can be valued at cost or fair market value as of a recent date. Generally, the amount of any outstanding indebtedness incurred to acquire the investments should be deducted. In addition, other amounts may be required to be deducted from such valuation by Rule 2a51-1 under the Investment Company Act.

IRS Code. US Internal Revenue Code of 1986, as amended, and its rules and regulations.

Joint Income. Joint adjusted gross income, as reported for federal income tax purposes, increased by the following: (1) the amount of any tax-exempt interest income (under Section 103 of the IRS Code) received; (2) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (3) any deduction claimed for depletion under Section 611 et seq. of the IRS Code; (4) amounts contributed to an IRA or Keogh retirement plan (as defined in the IRS Code); (5) alimony paid; and (6) any elective contributions to a cash or deferred arrangement under Section 401(k) of the IRS Code.

Joint Tenants with Rights of Survivorship. A joint tenants with rights of survivorship account has two or more owners who have agreed that if one dies, the survivor(s) automatically gain(s) ownership of the decedent’s interest in the account.

Manager. The Investment Adviser of the Fund, including any sub-adviser that is affiliated with GS.

Memorandum. The Fund’s confidential private placement memorandum related to the offer and sale of Shares, including any supplement, addendum or amendment thereto and any documents or information incorporated by reference therein.

NFA. National Futures Association.

Professional Investor. An investor who possesses the experience, knowledge and expertise to make its own investment decisions and properly assess the risks that it incurs. In order to be considered a professional investor, the investor must fall in one of the following categories:

(i)

entities which are required to be authorized or regulated to operate in the financial markets. The following should be understood as including all authorized entities carrying out the characteristic activities of the entities mentioned: entities required to be authorized or regulated to operate in the financial markets, including: (A) credit institutions; (B) investment firms; (C) other authorized or regulated financial institutions; (D) insurance companies; (E) collective investment schemes and management companies of such schemes; (F) pension funds and management companies of such funds; (G) commodity and commodity derivatives dealers; (H) locals; or (I) other institutional investors;

(ii)	large undertakings meeting two of the following size requirements on a company basis: (A) balance sheet total: EUR 20 000 000; (B) net turnover: EUR 40 000 000; or (C) own funds: EUR 2 000 000;

(iii)

national and regional governments, public bodies that manage public debt, Central Banks, international and supranational institutions such as the World Bank, the IMF, the ECB, the EIB and other similar international organizations;

(iv)	other institutional investors whose main activity is to invest in financial instruments, including entities dedicated to the securitization of assets or other financing transactions;

(v)

other investors, including public sector bodies and private individual investors, provided, as a minimum, that two of the following criteria are satisfied: (A) the investor has carried out transactions, in significant size, on the relevant market at an average frequency of 10 per quarter over the previous four quarters; (B) the size of the investor’s financial instrument portfolio, defined as including cash deposits and financial instruments exceeds EUR 500 000; or (C) the investor works or has worked in the financial sector for at least one year in a professional position, which requires knowledge of the transactions or services envisaged.

Representative Subscriber. The nominee, custodian, trustee of a Benefit Plan Investor, distributor or placement agent, intermediary (whether a qualified intermediary or non-qualified intermediary) or other legal representative or professional fiduciary, if any, subscribing for Shares pursuant to this Subscription Agreement in its own name, but on behalf of an Underlying Investor. In the case of an investment by a Representative Subscriber, all information in this Subscription Agreement must be provided with respect to the Underlying Investor.

Securities Act. US Securities Act of 1933, as amended, and its rules and regulations.

Shares. Shares of common stock, par value $0.001 per share, of the Fund.

Shareholder. A shareholder of the Fund.

Sophisticated Person. A person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Subscriber. The individual or entity subscribing for Shares pursuant to this Subscription Agreement. Unless the subscription is being made by a Representative Subscriber, “you” or “your” refers to the Subscriber and all information in this Subscription Agreement must be provided with respect to the Subscriber. In the case of an investment by a Representative Subscriber, except as otherwise specified herein, “Subscriber” refers to the Underlying Investor.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 19

Spousal Equivalent. A cohabitant occupying a relationship generally equivalent to that of a spouse.

Tenants in Common. A tenants in common account has two or more owners. If one owner dies, the decedent’s interest in the account is distributed to his or her estate, not the surviving owners.

UGMA. US Uniform Gifts To Minors Act, as amended, and its rules and regulations.

Underlying Investor. The entity on behalf of whom a Representative Subscriber, if applicable, is subscribing for Shares pursuant to this Subscription Agreement.

US Person. For purposes of this Subscription Agreement, a “US Person” is any entity that is a “US Person” as defined under Regulation S, which definition is set forth below.

Pursuant to Regulation S, a “US Person” is any (1) natural person resident in the United States; (2) partnership or corporation organized or incorporated under the laws of the United States; (3) estate of which any executor or administrator is a US Person; (4) trust of which any trustee is a US Person; (5) agency or branch of a foreign entity located in the United States; (6) non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US Person; (7) discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (8) partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a US Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by Accredited Investors who are not natural persons, estates or trusts, but does not include: (1) any discretionary or similar account (other than an estate or trust) held for the benefit or account of a non-US Person by a dealer or other professional fiduciary organized, incorporated, or, if an individual, resident in the United States; (2) any estate administered or executed by a professional fiduciary that is a US Person if (a) the estate is governed by foreign law and (b) another executor or administrator of the estate who is not a US Person has sole or shared investment discretion for the assets of the estate; (3) any trust managed by a professional fiduciary that is a US Person, if (a) another trustee who is not a US Person has sole or shared investment discretion for the trust’s assets and (b) no beneficiary of the trust (and no settlor, for revocable trusts) is a US Person; (4) an Employee Benefit Plan established and administered in accordance with the law and customary practices of a country other than the United States; (5) any agency or branch of a US Person located outside the United States if (a) the agency or branch operates for valid business reasons and (b) the agency or branch is engaged in the insurance or banking business and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; or (6) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter- American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and any other similar international organizations, and their agencies, affiliates and pension plans.

UTMA. US Uniform Transfers To Minors Act, as amended, and its rules and regulations.

Volcker Rule. Section 619 of the Dodd- Frank Wall Street Reform and Consumer Protection Act and its rules and regulations.

You. The individual or entity subscribing for Shares pursuant to this Subscription Agreement. In the case of an investment by a Representative Subscriber, “you” or “your” refers to the Underlying Investor, except as otherwise specified herein.

b.	This Subscription Agreement consists of all Sections and Appendices included herewith.

2.	Subscription. You hereby agree that

(a) you are subscribing for the dollar amount of Shares indicated in your Subscription Agreement, and (b) your subscription in respect thereof shall become effective and final, and you shall become legally bound, only upon the acceptance of such subscription, in whole or in part, by the Fund. Unless otherwise communicated to you by the Fund or Goldman Sachs, including potentially through the Memorandum, your subscription will be deemed accepted by the Fund upon the earlier of the following: (a) the execution of a counterpart signature page to this Subscription Agreement by or on behalf of the Fund (including by Goldman Sachs) and (b) two business days prior to the time Shares are first issued to you. You acknowledge and agree that if your subscription to purchase such Shares is accepted in whole or in part, (a) you will, with no further action on your part, become a Shareholder, (b) you agree with the Fund, the Manager, with the other Shareholders of the Fund and with other subscribers admitted to the Fund either at or after the date of your admission that, with effect from such admission, you and such persons will be bound by and will comply with the provisions, terms and obligations of an investment in the Fund as described in the Memorandum, the Subscription Agreement and the Fund Agreement, and (c) you will be irrevocably and unconditionally obligated to purchase Shares, at the time(s) and as contemplated by the Subscription Agreement and the Memorandum for the total dollar amount set forth in the accepted portion of your accepted Subscription Agreement.

3.

Legal Capacity; Updating Information About You. You acknowledge, represent and warrant to, and agree with the Fund and GS as follows. You are duly formed, validly existing and in good standing under the laws of your jurisdiction of organization. You have the capacity to purchase Shares pursuant to your organizational documents. You have satisfied any additional or different suitability standards imposed by your state of residence or imposed by any other applicable laws, and you have complied with and will comply with all laws relating to your acquisition and ownership of Shares. You have all powers, have taken all required action, and are duly authorized (a) to execute, deliver and perform this Subscription Agreement, the Fund Agreement and any other agreement that you are entering into in connection with your subscription for Shares and (b) to purchase and hold any Shares. Such documents have been duly executed and delivered by you or GS as attorney-in-fact for you and constitute your legal, valid and binding obligation enforceable against you in accordance with their terms. At the request of GS, you agree to provide written evidence, reasonably satisfactory to GS, of all such powers, actions and authorizations (including copies of your organizational and governing documents). If such documents are not in English, you may be required, before or after your subscription, to provide English language translations of such documents. You represent that any such translation is an accurate translation. You represent and warrant that your organizational and governing documents provided to GS are complete and accurate as of the date of your admission to the Fund and no provision in such documents would prohibit any action contemplated by, or otherwise conflict with, the Memorandum or Fund Agreement. You agree to provide any information that the Fund may reasonably request in order to verify that you satisfy the requirements of an investor in the Fund and the accuracy of the information provided by you in this Subscription Agreement. You agree to provide any information, certifications and representations that the Fund may reasonably request or require in order to comply with applicable United States or non-United States laws, including tax laws, or to reduce any United States or non-United States tax that may be imposed on the Fund or any investor in the Fund. In addition, you agree to update such information, certifications and representations if and when any such information, certifications and representations are no longer true or correct and to provide any additional true and correct information, certifications and representations required pursuant to any change in law, or the application or interpretation thereof. If you do not provide (or appropriately update) any such true and correct information, certifications and representations with respect to the Fund or the Shares in which you own, the Fund may redeem your entire Shares in accordance with the Memorandum. The individual signing this Subscription Agreement represents that he or she has full power and

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 20

authority to execute and deliver this Subscription Agreement in such capacity and on your behalf and you represent that they possess the requisite power and authority to sign on your behalf. You agree to promptly notify the Fund if there is any change with respect to any of your information, representations or warranties contained herein, including without limitation any information, representation or warranty incorporated by reference, and to provide such further information as the Fund may reasonably request. You shall be deemed to have reaffirmed, as of the date on which you fund any additional subscription, each and every representation and warranty made, and all information provided, by you in this Subscription Agreement or that is incorporated by reference. In addition, if you are participating in the Fund’s Distribution Reinvestment Plan and you or your Financial Advisor notify the Fund that there is any change with respect to any of your representations or warranties contained in Section 8 of the Subscription Agreement to which this Annex A is attached, you acknowledge and agree with the Fund that the Fund may rely on such notification to terminate your participation in such Distribution Reinvestment Plan. You hereby agree that, in the event you are provided with written confirmation of the acceptance of your subscription and such confirmation contains any incorrect information regarding you or your subscription, you will promptly notify GS.

4.	Representations, Warranties and Covenants. You acknowledge, represent and warrant to, and agree with the Fund and GS as follows:

a.

Acknowledgement of Offering Information. You have read and fully understand the Memorandum, the Fund Agreement, this Subscription Agreement and the Disqualified Person Disclosure. You have received adequate information concerning all matters which you consider material to a decision to purchase the Shares. You have been given the opportunity to ask questions of, and receive answers from, GS and the Fund, concerning the terms and conditions of the offering and other matters pertaining to your investment in the Shares, and you have been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Memorandum. You understand that you may be subject to additional or different fees than those described in the Memorandum. You have not been furnished with any offering literature or prospectus except the Memorandum or except as mentioned in this paragraph, and you have only received the Memorandum from a person with whom you have a substantive pre-existing relationship (i.e., this person is aware of your financial experience and sophistication, and your ability to evaluate the merits and risks of the proposed investment in the Fund). You understand that this Subscription Agreement does not constitute an offer by the Fund or GS to sell a Share to you. No representations or agreements other than those set forth in the Memorandum have been made to you in respect thereto. You represent and warrant that you are capable of evaluating investment risks independently, including with regard to transactions and investment strategies involving the Shares, and have exercised independent judgment (and have relied solely upon the Memorandum, the advice of your tax, legal or other advisers and independent investigations made by you) in purchasing the Shares. You are not relying on GS, the Manager, the Fund, any placement agent or the references to any legal opinion in the Memorandum with respect to individual, partnership or corporate tax and other economic considerations involved in this investment. You understand that counsel to the Fund may also serve as counsel to GS and its affiliates. You understand that in connection with the offering of Shares and subsequent advice to the Fund (including transactions or litigation involving the Fund), counsel to the Fund will not be representing investors in the Fund, including you, and no independent counsel has been retained by the Fund to represent the investors in the Fund.

b.

No Registration under Securities Laws. You understand and acknowledge that the Shares have not been registered and may not be registered under the Securities Act, securities laws of any state or territory of the United States, or applicable laws of any non-US jurisdiction and that this subscription, the Shares offered, and the offering have not been approved, disapproved or passed on by any US federal or state regulatory agency or commission, securities or commodities exchange or non-US regulatory agency or other self-regulatory organization. This subscription is being made privately by the Fund pursuant to the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D or Regulation S thereunder (as applicable). You understand that the Fund will not register as an Investment Fund under the Investment Company Act.

c.

Restrictions on Holding and Transfers of Shares. The Shares subscribed for will be acquired by you solely for your account as principal, solely for investment, and are not being purchased for subdivision, resale or distribution, or for the direct or indirect account or benefit of any other person or entity. You have no existing or contemplated agreement or arrangement with any person to sell, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of, or enter into any hedging arrangement, swap, structured note or other derivative instrument with respect to, the Shares. You will not, and may not, sell, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of, or enter into any hedging arrangement, swap, structured note or other derivative instrument with respect to, the Shares or any portion thereof without (1) compliance with the Memorandum, (2) registration under the Securities Act and applicable state laws (or an exemption therefrom supported by an opinion of counsel satisfactory to the Fund to the effect that registration is not required), and (3) the prior written consent of the Fund. You understand that you must solely bear the economic risk of any of your investments in the Fund for an indefinite period of time because the Shares have not been registered under the Securities Act or any other applicable securities laws. You understand that the Fund has no obligation to, and does not intend to, register the Shares on your behalf or to assist you in complying with any exemption from registration under the Securities Act or under any other applicable securities laws.

d.

Financial Sophistication; Ability to Bear Risk. You have such knowledge and experience in financial and investment matters, and in illiquid investments in particular, and in other business matters that you are capable of evaluating the merits and risks of an investment in the Shares without the assistance of a Purchaser Representative (as such term is defined in the Securities Act). Your financial condition is such that you have no need for liquidity with respect to your investment in the Shares and no need to dispose of the Shares to satisfy any existing or contemplated undertaking or indebtedness. Your overall commitment to investments that are not readily marketable is proportionate to your net worth and will not become excessive as a result of an investment in the Fund. You have numerous investment opportunities available to you, you are not required or obligated in any way to make an investment in the Shares, and you have chosen to invest in the Shares over or in addition to such other investment opportunities. You can bear a complete loss of your investment in the Fund, and such a loss would not materially adversely affect your capital needs.

e.

Nature of Shares. You acknowledge, understand and agree that: (1) transfer of the Shares is subject to substantial restrictions as described herein; (2) no person acting on the Fund’s behalf offered to sell you the Shares by means of any form of general solicitation or advertising, such as media advertising or public seminars; (3) the Fund will have significant transaction and other costs, regardless of whether it realizes profits; (4) there are risks and potential conflicts of interest involved in the structure and operation of the Fund as described in the Memorandum, including as set forth in “Risk Factors” and “Potential Conflicts of Interest” therein; and (5) past results of the Fund or its investment manager are not indicative of future results or profits, and no representations to the contrary have been made.

f.	Transactions with GS.

(i)

You understand and agree that the Manager, to the fullest extent permitted by applicable law, may allow the Fund and, if applicable, any investment funds or vehicles in which the Fund invests, to enter into, consent to and perform transactions in which affiliates of the Manager, including GS, act as principal or agent. You acknowledge that you have read and understand the “Potential Conflicts of Interest” disclosure set forth in the Memorandum.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 21

(ii)

You acknowledge and agree that the Manager treats the Fund as its client for all purposes permitted under the Investment Advisers Act, the Commodity Exchange Act, as amended, and other applicable laws and regulations to the extent permitted thereunder. This means that required disclosures by the Manager (e.g., those in its Form ADV) are made to the Fund, not to the Shareholders, and that any necessary consents (e.g., to transactions in which the Manager’s affiliates act as principal or as a broker) may be given by the Manager on behalf of the Fund and its Shareholders.

g.	Additional Restrictions on Transfers

(i)

If you are treated for US federal income tax purposes as a grantor trust under Sections 671-679 of the IRS Code or a “disregarded entity” within the meaning of US Treasury Regulation Section 301.7701-2(c), you acknowledge and agree that the person treated for US federal income tax purposes as the owner of your Shares is subject to the transfer restrictions with respect to any indirect transfer of your Shares, as set forth in this Subscription Agreement and in the Fund Agreement, as if he, she or it had owned your Shares directly. For these purposes, without limitation, (A) a transfer by the person treated for US federal income tax purposes as the owner of your Shares, and (B) a change in the federal tax status of the grantor trust or disregarded entity, which is treated as a transfer for US federal income tax purposes of the assets of a grantor trust or the disregarded entity, are transfers of Shares that are subject to the restrictions on transfers of Shares and are prohibited, except as set forth in this Subscription Agreement and in the Fund Agreement.

(ii)

If you are not treated for US federal income tax purposes as a grantor trust under Sections 671-679 of the IRS Code or a “disregarded entity” within the meaning of US Treasury Regulation Section 301.7701-2(c), you agree and acknowledge that any conversion of your tax status to such a grantor trust or disregarded entity and any subsequent indirect transfers of your Shares will be subject to the terms of clause (i) of this subparagraph g.

h.

Tax Forms and Tax Reporting. You hereby certify that the IRS Form W-9 (or substitute Form W-9 certification contained in the Subscription Agreement) or applicable IRS Form W-8 provided to GS with this Subscription Agreement, or previously provided to GS, as applicable, is valid, true and correct as of the date hereof, and you hereby (A) agree to provide an updated IRS Form W-9 (or updated substitute IRS Form W-9 certification) or appropriate IRS Form W-8, as applicable, upon any such form previously provided by you no longer being true and correct or upon the expiration of any such form previously provided, and (B) authorize and direct GS to deliver such form to the Fund.

i.

Absence of Changes; Additional Information; Authorization to Make Changes to the Form of Subscription Agreement and Other Documents. You represent and warrant that you have not altered or modified the form of this Subscription Agreement that was provided to you, except to insert information where indicated by this Subscription Agreement or except as agreed to by the Fund. You hereby acknowledge that, on the date hereof, you have reviewed (1) if applicable, all of the information submitted to the Fund by your beneficial owners or equity owners or on behalf of your beneficial owners or equity owners, and (2) all other information provided by you to Fund in connection with your purchase of the Shares hereunder; and you agree that such information is incorporated herein by reference, and that such information is true and correct.

You agree that GS and the Fund’s other service providers may, and you hereby authorize GS and the Fund’s other service providers to, complete, change or correct on your behalf all documents (including this Subscription Agreement) executed by you in connection with your subscription to the Fund, including, without limitation, filling in, changing or amending amounts, dates, or other pertinent information or changing or providing answers to the questions contained in this Subscription Agreement or related documents, in each case, based upon written or verbal instructions from you, and you hereby agree that you will be bound by the terms of any such document as so modified.

You understand that the Fund, GS and their service providers and affiliates will rely on the information provided by you in connection with your purchase of the Shares, including all updates to and changes in such information as may be provided by you hereafter.

j.

For Bank Holding Companies. If you are a BHC Investor, you acknowledge, represent and warrant that you shall monitor your Shares (together with the Shares of any of your affiliates or other persons whose Shares are required to be aggregated with your Shares for purposes of determining “control” for purposes of the BHCA, including without limitation any vehicle “controlled” by you (for BHCA purposes) that invests in the Fund) so that such Shares(s) do not exceed any applicable ownership thresholds that would cause the Fund, GS, you or any of your affiliates to be in violation of the BHCA. You hereby acknowledge that the Manager may, but is under no obligation to, take such actions as are necessary to ensure that the applicable threshold of equity ownership is not exceeded. You further acknowledge that as a result of your status as a BHC Investor, you may be further limited in exercising certain rights, such as voting rights, attached to your Shares.

5.

Shares Not Transferable. You agree that you may not transfer or assign the Shares, except in accordance with this Subscription Agreement and the Memorandum and any purported transfer or assignment in violation of this Subscription Agreement or the Memorandum shall be null and void.

6.

Durable Power of Attorney. You irrevocably constitute and appoint the Fund with full power of substitution, the true and lawful attorney-in-fact for you and in your name, place and stead to act as follows:

a.

To make, execute, sign, acknowledge, swear to, deliver, record and file any and all filings required to be made by you under the Exchange Act with respect to any of the Shares which may be deemed to be beneficially owned by you under the Exchange Act, and the following documents, or any documents or instruments that may be considered necessary or desirable to the Fund to carry out fully the provisions of the following documents: (1) the Fund Agreement; (2) any amendments to the Fund Agreement, adopted or approved in accordance with the terms of the same; (3) any certificate of formation, incorporation or other document required to be filed with the appropriate authorities in any jurisdiction; (4) any agreements with the makers of any loan to you, including any loans which may be secured by your Shares; (5) if applicable, any agreements or other instruments in connection with the transfer or redemption of your Shares upon your default of any obligation under this Subscription Agreement or the Memorandum; (6) to make any filings with agencies of the federal government, of any state or local government, or of any other jurisdiction, or execute any additional documentation, which the Fund considers necessary or desirable to carry out the purposes of the Fund Agreement and the business of the Fund or to effect the intent of the terms and conditions of this Subscription Agreement; and (7) any and all instruments, certificates and other documents that may be deemed necessary to effect the winding-up and termination of the Fund;

b.

(1) To execute, deliver, and file any certificate, document, agreement or other instrument necessary to obtain benefits to which you are otherwise entitled under an applicable tax treaty or the tax laws of any jurisdiction, (2) in connection with the preceding clause (1), to furnish to the relevant tax authorities the information set forth in this Subscription Agreement relating to your tax residence, address, taxpayer identification number and any other information required by such tax authorities, and (3) in connection with the preceding clause (1), to receive information from the relevant tax authorities regarding any delinquencies with respect to any of your tax liabilities; and

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 22

c.

To adjust the number of Shares held by you, by increasing or decreasing your Shares as appropriate and by executing any necessary documents in connection therewith, if an incorrect number of Shares is issued to you.

The power of attorney hereby granted shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive bankruptcy, insolvency, dissolution or termination or any transfer or assignment of all or any portion of your interest in the Fund.

7.

Indemnification. In the event that GS, the Manager, the Fund, or any of their respective partners, officers, directors, shareholders, agents, representatives, and affiliates, or any heirs, legal representatives, successors, and assigns of the foregoing (each an “Indemnified Party” and collectively the “Indemnified Parties”) become involved in any capacity in any action, proceeding or investigation (including relating to taxes) brought by or against any person (including you) arising out of or based upon any alleged false representation, breach of warranty, or breach or failure by you to comply with any covenant or agreement made by you herein (including, without limitation, your irrevocable agreement to fund your subscription amount in full by the settlement due date) or in any other document furnished by you to any Indemnified Party in connection with this transaction, you will reimburse on demand the Indemnified Parties for their legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith regardless of the outcome. You will also indemnify the Indemnified Parties against any losses, claims, damages or liabilities to which any of them may become subject in connection with any such matter or in connection with your failure to provide true and correct information or to otherwise comply with the provisions of this Subscription Agreement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party, or is insufficient to hold it harmless, then you will contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by you on the one hand and the Indemnified Party on the other but also the relative fault of you and the Indemnified Party upon the finding of a court of competent jurisdiction. Your reimbursement, indemnity and contribution obligations under this paragraph and paragraph 8 will be in addition to any liability that you may otherwise have, will extend upon the same terms and conditions to the partners, employees, officers and controlling persons of the Indemnified Parties, will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnified Parties and any such persons, and will survive any transfer, redemption or withdrawal of your Shares and any dissolution or termination of the Fund.

8.

Indemnity as to Taxes and Tax Withholding. You are required to, and your obligations under the foregoing paragraph 7 specifically include an obligation to, indemnify and hold harmless the Indemnified Parties from and against any tax, interest, additions to tax, penalties, and reasonable attorneys’ and accountants’ fees and disbursements, together with interest on the foregoing amounts at the rate prescribed by the Memorandum for such amounts (unless no rate is prescribed, in which case the rate will be equal to 5% over the ICE Bank of America Merrill Lynch Three-Month U.S. Treasury Bill Index, or such other similar index as GS determines in its discretion), computed from the date of payment by the Manager or the Fund through the date of reimbursement to the Manager or the Fund, arising from the Manager’s or the Fund’s failure to withhold and pay over to the US Internal Revenue Service (or any other governmental or regulatory authority in any jurisdiction) any amounts computed, as required by law, with respect to the income or gains allocated to you, amounts distributed to you, or amounts rebated by the Manager or the Fund to you (each with respect to your Shares during the period from your acquisition of your Shares until your transfer or redemption of such Shares in accordance with the Memorandum and the Subscription Agreement); provided that no Indemnified Party will be entitled to indemnification in respect of penalties, interest on penalties and professional fees and disbursements incurred as a result of the gross negligence, willful malfeasance, bad faith or criminal wrongdoing of such Indemnified Party. Your obligation hereunder will survive any transfer, redemption or withdrawal of your Shares and any dissolution or termination of the Fund. In addition to any other remedies the persons and entities indemnified hereunder may have, any amount payable by you hereby may be offset against amounts payable by the Fund to you.

9.

Anti-Money Laundering; Disclosure of Information. In connection with the Fund’s and GS’s efforts to comply with applicable laws concerning money laundering and related activities, you represent, warrant and agree that to the best of your knowledge based upon reasonable diligence and investigation:

a.

You are not and under the term of this relationship you will not become (nor is any person or entity controlled by, controlling or under common control with you, or any of your beneficial owners nor will any such person or entity become) any of the following:

(i)

A senior foreign political figure, which means a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government (whether or not elected), a senior official of a foreign political party, or a senior executive of a foreign government-owned commercial enterprise, or immediate family member (i.e., a spouse, parent, sibling, child, or a spouse’s parent or sibling) or close associate (i.e., a person who is publicly known to maintain, or who actually maintains, a close personal or professional relationship with such individual) of any such senior foreign political figure, unless you have fully disclosed such status to GS and GS has consented to your investment in GS investment funds. For purposes of this paragraph 9, “foreign” shall mean non- US.

(ii)

A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), which is posted on the website of the US Department of Treasury (http://www.treas.gov).

(iii)

Named on the List of Specially Designated Nationals and Blocked Persons maintained by the US Office of Foreign Assets Control (OFAC), which is posted on the website of the US Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(iv)

A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been publicly identified within the previous 12 months as: (a) non-cooperative with anti- money laundering principles or procedures, (b) having substantial risks of money laundering and terrorist financing, or (c) having strategic anti-money laundering (“AML”) and/or countering the financing of terrorism (“CFT”) deficiencies; by an intergovernmental group of which the United States is a member, and with which designation the US representative concurs, such as the Financial Action Task Force (“FATF”). A jurisdiction could be publicly identified in (1) the FATF’s public statement on jurisdictions with strategic AML/CFT deficiencies (Public Statement) or (2) the FATF public document titled “Improving Global AML/CFT Compliance: On-going Process.” The FATF’s Public Statement and Improving Global AML/CFT Compliance: On-going Process is available at http://www.fatf-gafi.org/topics/high-riskandnon-cooperativejurisdictions/.

(v)

A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the US Treasury under Sections 311 or 312 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and the regulations promulgated thereunder (the “USA PATRIOT Act”) as warranting special measures due to money laundering concerns. For updates, see the website of the US Department of Treasury (http://www.treas.gov).

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 23

(vi)

A foreign shell bank, which is a foreign bank that does not have a physical presence in any country. The term “foreign shell bank” does not include any bank that (A) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, and (B) is subject to supervision by a banking authority in the country regulating the affiliated depository institution, credit union, or foreign bank described in (A) above.

b.	No consideration that you have contributed or will contribute to the Fund:

(i)	Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(ii)	Has been or shall be derived from, or related to, any activity that is deemed criminal under US or other applicable law.

(iii)

Shall cause the Fund or GS to be in violation of the US Bank Secrecy Act, the US Money Laundering Control Act of 1986 or the US International Money Laundering Abatement and Anti- Terrorism Financing Act of 2001.

c.

You understand and agree that if at any time it is discovered that any of the representations in this paragraph 9 are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Fund may, in its sole discretion undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming your Shares.

d.

You further understand that the Fund, GS or their service providers and affiliates may release confidential information about you and, if applicable, any underlying beneficial ownership, to proper authorities, regulators or self- regulatory organizations if requested thereby, and that Fund, GS and/or their service providers may, in its sole discretion, elect to provide such information to such authorities, regulators or self-regulatory organization if it determines that it is in the best interests of the Fund, GS and/or their respective affiliates to provide such information, including in light of applicable law concerning money laundering and similar activities.

e.

You agree to provide to the Fund and GS any additional information that the Fund and/or GS deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. You shall promptly notify the Fund and GS if any of the representations in this paragraph 9 cease to be true and accurate.

10.

Confidentiality; Disclosure of Certain Information. You agree that, without the prior written consent of the Manager (which consent may be withheld at the sole discretion of the Manager), (a) you shall keep confidential and shall not copy, reproduce, sell, assign, license, market, distribute, make available, or otherwise disclose, directly or indirectly, any information relating to the Fund to any person who is not involved with your investment in the Fund and either (i) one of your employees, officers or directors, or an employee, officer or director of a person who controls, is controlled by or is under common control with you, (ii) an attorney, consultant or accountant engaged by you, or (iii) a person agreed to in writing by you and the Manager, and (b) you shall not use any information relating to the Fund for any purpose (other than the evaluation of the Shares and the Fund, the preparation of your tax returns and the evaluation of the performance of your investment in the Fund), including to effect or replicate any transactions described in any report or information relating to the Fund received by you. You also agree that you will not obtain, or attempt to obtain (lawfully or unlawfully) the identity of any other Shareholder or any information regarding any other Shareholder, whether or not such information is available generally to persons who are Shareholders, or to contact any other Shareholders regarding the Fund.

You further agree that (a) you shall ensure that any such recipient is made aware of, and adheres to, the terms of this paragraph 10, (b) you shall be responsible for any disclosure of any such information by any such person in contravention of the terms of this paragraph 10, unless you obtain the prior written consent of the Fund or the Manager or such disclosure is permitted as described below, (c) you are at all times subject to your obligation to act, and to cause persons to whom you may disclose information pursuant to this paragraph 10 to act, in accordance with applicable laws and regulations relating to the receipt or use of such information including, without limitation, those governing insider dealing or trading, market abuse and market manipulation, and (d) the Manager may, in its sole discretion, refuse your request to furnish any correspondence, documents or other information relating to the Fund to any person not described in (i), (ii) or (iii) above.

The terms of this paragraph 10 shall apply indefinitely to information related to the Fund unless disclosure is required by applicable law or regulation (including pursuant to a subpoena or other legal process) or ordered by a court of competent jurisdiction, or such information has become publicly available other than as a result of any breach of this Subscription Agreement by you or any person to whom you have disclosed such information.

You hereby represent and warrant that, except as disclosed to the Manager and the Fund in writing, you are not subject to any law, governmental rule, regulation or legal process in any jurisdiction (including, without limitation, lawsuits, subpoenas administrative proceedings or the US Freedom of Information Act, or any comparable laws or regulations of any US or non-US jurisdiction) requiring you to disclose (on receipt of a request to do so or otherwise) any information relating to the Fund or your investment in the Fund (collectively, “Disclosure Laws”).

Upon your receipt of requests, pursuant to a Disclosure Law, if applicable, or if you are otherwise compelled by law or legal process, to make public disclosure of information relating to the Fund, you shall (i) immediately send written notice to the Fund (copied to the Manager) of the request, so that the Fund and/or the Manager may consult with you as to the exact disclosure obligation to which you are subject, and take any action legally available to the Fund or the Manager under the laws and regulations of the relevant jurisdiction and (ii) furnish only that portion of the requested information that is legally required and use your best efforts to obtain assurance that confidential treatment is accorded to that information. In addition, upon receipt by the Fund of written notice from you of a public disclosure request, the Fund may, in its sole discretion, cause the sale, transfer, repurchase or redemption of your Shares if the Fund determines, in its sole discretion, that the disclosure of this information could adversely affect the Fund, the Fund’s investors or the Manager. The right of the Fund to cause the sale, transfer, repurchase or redemption of your Shares as set forth in the preceding sentence shall be in addition to, and shall not prejudice, any right of the Fund and/or the Manager set forth in this Subscription Agreement, the Fund Agreement or the Memorandum to compulsorily sell, transfer, repurchase or redeem your Shares.

You further agree that the Manager may, in its sole discretion, keep confidential and not disclose to you or any other person any information relating to the Fund (including, but not limited to, information that you or any other person would be required to disclose pursuant to applicable Disclosure Laws were you or such person to receive such information) if the Manager determines in its sole discretion that the disclosure of such information is not in the best interest of the Fund or could damage the Fund or its business, or if the Fund is required by law or by agreement with a third party to keep such information confidential.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 24

For purposes of this paragraph 10 and paragraph 11 below, “information relating to the Fund” shall be construed broadly and shall include, without limitation, any information furnished to, or otherwise obtained from the Manager or your Financial Advisor by, you in respect of the Shares for which you are subscribing pursuant to this Subscription Agreement, including, without limitation, information regarding any other Shareholder (including their identity), information regarding existing, past, or prospective direct or indirect investments made by or other investment positions and trading activities and strategies of and/or transactions effected directly or indirectly for the Fund, the Fund’s financial reports and correspondence with its Shareholders, and the terms of this Subscription Agreement, the Memorandum or any other agreement entered into between you or your affiliates and the Fund, the Manager, your Financial Advisor, any other distributor or placement agent or their respective affiliates.

You acknowledge and agree that: (i) the Fund and the Manager would suffer irreparable injury if you were to violate any provision of this paragraph 10 and monetary damages would not be a sufficient remedy for any such violation and (ii) that in the event that you breach or threaten to breach any provision of this paragraph 10, in addition to any other remedies available to the Fund in respect of any such breach, the Fund and/or the Manager shall be entitled to obtain an immediate permanent injunction against such breach and other equitable relief to enforce any and all of the provisions of this paragraph 10 and that you will not oppose the granting of such relief. The remedies afforded to the Fund and the Manager by this paragraph 10 shall be in addition to any and all other remedies available to the Fund and the Manager resulting from your violation, breach or threatened breach of this Subscription Agreement.

Notwithstanding anything to the contrary in this Subscription Agreement or the Memorandum, except as reasonably necessary to comply with applicable securities laws, you (and your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offering and ownership of the Shares (including the tax treatment and tax structure of any Fund transactions) and all materials of any kind (including opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure. For this purpose, “tax structure” means any facts relevant to the US federal or state income tax treatment of (a) the offering and ownership of the Shares and (b) any transactions by the Fund, and does not include information relating to the identity of the Fund or its affiliates. Nothing in this paragraph shall be deemed to require the Manager to disclose to you any information that the Manager is permitted or is required to keep confidential in accordance with this Subscription Agreement, the Memorandum or otherwise.

You acknowledge that the Fund, the Manager or its affiliates and/or service providers to or agents of the Fund or the Manager may from time to time be required or may, in their sole discretion, determine that it is advisable to disclose certain information about the Fund and its Shareholders including, but not limited to, investments held by the Fund or the names and levels of beneficial ownership of Shareholders, to (i) regulatory authorities of certain jurisdictions, which have or assert jurisdiction over the disclosing party or in which the Fund directly or indirectly invests, or (ii) any counterparty of or service provider to the Manager or the Fund, and you hereby consent to such disclosure.

11.	Reports; Information.

To the extent that any report or information relating to the Fund received by you contains details of any investment positions, trading strategies or techniques of the Fund or the investment processes of the Manager, you shall not, and shall cause each person to whom you have disclosed information relating to the Fund pursuant to paragraph 10 not to, use such information as a basis for effecting or replicating any transactions, or for any purpose other than for your analysis of the performance of the Manager and/or the Fund, of the Fund’s compatibility with other investments you may hold, or for any other similar purpose for which you have specifically requested, and obtained, the written agreement of the Manager. Without limiting the foregoing, you represent and warrant that you have proper protocols in place, or will adopt such protocols, to ensure that information relating to the Fund will be protected against dissemination to other entities, or other groups, divisions and/or persons within your organization, including, but not limited to, persons that are involved in portfolio management decisions or any other entity, group, division and/or person within your organization that may use information relating to the Fund in a manner other than for purposes of managing the investment in the Fund. You agree that no person who has access to information relating to the Fund can use such information for trading purposes. For the avoidance of doubt, for Subscribers that are fund-of-funds, portfolio management divisions do not include the fund-of-funds division managing the investment in the Fund.

12.	Disqualified Person Status.

Except as disclosed in your response to question 8(E) of the Subscription Agreement to which this Annex A is attached and any additional information requested by GS, no Disqualifying Event exists with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund. You agree to provide the Fund to which you are subscribing pursuant to this Subscription Agreement any information that the Fund may reasonably request in order to determine whether you or any person that directly or indirectly has voting or dispositive power over your interest in the Fund is a Disqualified Person, including, without limitation, filings with, and records of, courts and regulators. You agree to provide the Fund any information that the Fund may reasonably request in connection with the Fund’s compliance with section (e) of Rule 506 of the Securities Act. You further agree that the Fund may disclose to investors and prospective investors in the Fund (i) information provided by you in your response to question 8(E) of the Subscription Agreement to which this Annex A is attached and any other information that you provide in connection therewith and (ii) any other information that the Fund determines is necessary to disclose in connection with its obligations under section (e) of Rule 506 of the Securities Act, including without limitation, the identities of you and any person that directly or indirectly has voting or dispositive power over your interest in the Fund. You agree to promptly notify the Fund if a Disqualifying Event occurs with respect to you or any person that directly or indirectly has voting or dispositive power over your interest in the Fund. You further agree that if any Disqualifying Event occurs or has occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund on or after September 23, 2013, if you or any person that directly or indirectly will have voting power over your interest in the Fund would otherwise have the right to vote more than 20% of the Fund’s outstanding voting equity securities (calculated on the basis of voting power), notwithstanding anything to the contrary in the Fund Agreement, the voting rights with respect to the Fund held by you or any person that directly or indirectly will have voting power over your interest in the Fund will be limited to 19.9% of the Fund’s outstanding voting equity securities (calculated on the basis of voting power) unless and until the Fund determines otherwise in its sole discretion.

Furthermore, upon the occurrence of a Disqualifying Event with respect to you or any person that directly or indirectly has voting or dispositive power over your interest in the Fund, the Manager and the Fund may, in their sole discretion, take any action they determine necessary or advisable in connection with compliance with applicable regulations, including, without limitation, redeeming all or a portion of your Shares.

13.

For Grantors of Revocable Trusts. By signing this Subscription Agreement each grantor of the subscribing revocable trust (the “Subscribing Trust”) hereby acknowledges that, as of the date of this Subscription Agreement, such grantor has reviewed all information pertaining to such grantor provided by such grantor or the Subscribing Trust to GS in connection with the Subscribing Trust’s subscription for the Shares hereunder, and such grantor hereby certifies that such information, including, without limitation, information contained herein and information incorporated herein by reference, is true, correct and complete as of the date hereof and may be relied upon by GS, the Fund and the Manager in determining the Subscribing Trust’s and such grantor’s suitability as an investor in the Fund. Each grantor of the Subscribing Trust hereby agrees that each covenant and agreement of the Subscribing Trust contained herein, is binding upon such grantor and enforceable against such grantor as if made directly by such grantor to GS, the Fund and the Manager.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 25

14.	General.

a.

This Subscription Agreement, and the representations, warranties, agreements and other provisions contained herein, (1) shall be binding upon your heirs, executors, administrators and other successors; (2) shall survive your admission as a Shareholder of the Fund; and (3) may be executed through the use of separate signature pages or in any number of counterparts (whether by original signature or photocopy or facsimile copy thereof), and all counterparts shall for all purposes constitute one agreement binding on all parties.

b.

For the benefit of the Fund, the Manager and any creditor of the Fund, you waive any and all defenses to the payment in full or in part of your subscription amount in accordance with the terms of the Memorandum. You agree that any dispute arising out of your funding obligations described in the Memorandum shall be deemed an action based upon an instrument for the payment of money only and you waive any and all affirmative defenses applicable under Delaware law.

c.

None of these Subscription Agreement Terms and Conditions or the Fund Agreement terms and conditions may be supplemented, modified or amended by you except by written instrument signed by you and a duly authorized representative of GS. You agree that such a written instrument may be in the form of a written communication between you and a duly authorized representative of GS, such as an electronic communication, which shall become effective only upon acceptance by GS. You further agree that you will not contest the legally binding nature, validity or enforceability of any written instrument, communication or agreement in connection with your investment in the Fund based on the fact that the terms were accepted electronically. Any such written instrument, communication or agreement entered into electronically will be deemed to be “in writing” and to have been “signed” by you with the same effect as a manual signature (and any electronic record of such agreements entered into online will be deemed to be “in writing”).

d.

The provisions of this Subscription Agreement are severable. The invalidity or unenforceability of any provision will not affect the validity or enforceability of any other provision hereof. If any provision of this Subscription Agreement is adjudged by any Adjudicating Body (as defined below) to not be enforceable in accordance with its terms, then such Adjudicating Body will have the power to modify the provision in a manner consistent with its objectives and/or to delete specific words or phrases, so that in its amended form, such provision will then be enforceable and will be enforced. An “Adjudicating Body” must have competent jurisdiction and means any court, legislature, agency, department, office, magistrate, justice, or other similarly recognized organization or body of any federal, state or local government, whether US or non-US, or any arbitrator.

e.

Subject to the terms of the Fund Agreement and Memorandum, you consent to receiving or to having received, to the extent permitted by applicable law, electronic delivery, such as e-mail or by posting on a website (with notification of the posting by e-mail), of all Fund Communications (as defined below), unless you opt-out of such electronic delivery in Section 7 of the Subscription Agreement to which this Annex A is attached. Your consent, unless you opted out as provided in the prior sentence, to electronic delivery is effective immediately and extends to all Fund Communications (including any Fund Communication received prior to the date of your execution of this Subscription Agreement); however, certain Fund Communications may not be available for electronic delivery at this time. The Manager or GS will notify you in advance when new types of Fund Communications become available for electronic delivery. You may revoke or suspend your consent to electronic delivery or request paper copies of Fund Communications that you are entitled to receive at any time by contacting GS. Your consent will remain in effect unless and until either you, the Fund, the Manager or GS revoke it.

For purposes of this paragraph 14, “Fund Communications” includes each Memorandum, other Additional Information, Fund Document Update Notice (as defined below), annual reports, proxy statements and other information, notices, reports and documents delivered or provided to you by the Fund, the Manager, GS or other parties in connection with any current or future investment in the Fund.

By electing electronic delivery, you: (i) agree that you have provided a valid e-mail address in Section 7, Section 3A, Section 3D or Section 4, as applicable; (ii) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; (iii) understand you may incur certain costs associated with downloading and printing investor documents; and (iv) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. The Fund and its affiliates may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by contacting your financial professional or Goldman Sachs representative. You agree to notify GS immediately of any change in electronic address.

You hereby agree that any physical or electronic communications by the Fund, the Manager, GS or otherwise to you in connection with your investment in the Fund may be delivered to the mailing or electronic address of record provided in Section 3 of the Subscription Agreement to which this Annex A is attached. You agree to notify GS immediately of any change in your physical or electronic address. Until GS has received and had a reasonable time to act on any notice of a change, GS may continue to send Fund Communications to your previous physical or electronic address and any such Fund Communications will be deemed to have been delivered to you, whether or not you have actually received them.

If an e-mail notification sent to you at your electronic address of record is returned as undeliverable or GS otherwise receives evidence of an invalid e-mail address through a return e-mail, GS will attempt to contact you to obtain a valid e-mail address. In the interim, Fund Communications (or notices of such communications) may be delivered to your physical address of record in accordance with GS’s procedures. If GS is unable to obtain a valid e-mail address, Fund Communications will be delivered to your physical address until you verify your e-mail address.

You agree that all Fund Communications delivered to you in any of the ways described in this paragraph 14 will constitute good and effective delivery of the information to you when sent or posted by the Fund, the Manager or GS, regardless of whether you actually or timely receive or access the Fund Communications.

You consent to copies of all Fund Communications being sent to your Financial Advisor, electronically or otherwise.

f.

You acknowledge that the disclosures and information, and subject to the terms of the Fund Agreement and this Subscription Agreement, the terms and conditions, contained in the Memorandum, the Fund Agreement and this Subscription Agreement may be amended or otherwise updated or supplemented (collectively, “Fund Document Updates”) from time to time as determined by the Manager in its sole discretion. You hereby agree that you are subject to such disclosures, information, terms and conditions, and acknowledge that all amendments, updates, and supplements are available to you upon request to the Manager. You hereby further agree that, if you are making an additional subscription to the Fund in which you already hold Shares, the terms and conditions contained herein shall apply equally to all of your Shares, regardless of the date of acquisition of such Shares.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 26

Subject to the terms of the Fund Agreement and Memorandum, if the Fund determines or is required to notify you of, or to obtain your consent for, any Fund Document Update, you consent to receiving any such Fund Document Update, as determined by the Fund, (i) by physical or electronic transmission of such Fund Document Update to you, (ii) by notice to you that such Fund Document Update is available as an electronic posting, or (iii) by notice to you that such Fund Document Update is available upon your request in hard copy or electronic copy (each, a “Fund Document Update Notice”), and you hereby agree that any such Fund Document Update Notice will constitute effective delivery of the notice of such Fund Document Update to you for all purposes under the Memorandum regardless of whether you actually receive, access or request the Fund Document Update.

If any Fund Document Update Notice specifies that you will be deemed to have consented to the Fund Document Update following a certain date if you do not request to redeem or withdraw from the Fund or otherwise object to the Fund Document Update, then you hereby agree that following the deadline for the request of such redemption, withdrawal or objection specified in such notice, you will be deemed to have consented to such Fund Document Update without any further action to be taken by you or the Fund, and that you will be bound by, and your Shares will be subject to, the disclosure or terms contained in the applicable Fund Document Update.

g.

In addition to the consents contained in subparagraphs (e) and (f) above, you may be required to consent electronically in order for the Fund, the Manager, GS or other parties to be permitted, should they choose to do so in their sole discretion, to provide you with certain Fund Communications electronically, including, if applicable, as set forth in any other documentation that you have provided to GS in addition to this Subscription Agreement.

h.

You acknowledge that each of Goldman Sachs & Co., Goldman Sachs Asset Management L.P., and their respective present and future affiliates will be a third- party beneficiary with respect to this Subscription Agreement, the Fund Agreement and the Memorandum and it shall be entitled to enforce any rights or remedies which are intended to benefit it hereunder to the same extent as if it was a party to this Subscription Agreement, the Fund Agreement and/or the Memorandum. You further acknowledge that you are not intended to be a third-party beneficiary of any contract entered into by (or on behalf of) the Fund, including contracts with the Manager or other parties who provide services to the Fund.

15.	Exclusive Jurisdiction, Applicable Law, and Waiver of Right to Jury Trial.

a.

Subject to and without limiting the Binding Arbitration provisions of paragraph 16 below, you agree that any action, suit, or proceeding (including counterclaims) (each an “Action”) brought by you arising out of or relating to this Subscription Agreement, the Fund Agreement, the Memorandum and/or your purchase, ownership or disposition of Shares must be brought exclusively in the federal or state courts in New Castle County, Delaware (the “Delaware Courts”), and you further consent and agree to submit to the jurisdiction of the Delaware Courts in any Action brought against you arising out of or relating to this Subscription Agreement, the Fund Agreement, the Memorandum and/or your purchase, ownership or disposition of Shares. Subject to the Binding Arbitration provisions of paragraph 16 below, (1) you agree that all claims in respect of any Action may be heard and determined in any Delaware Court, (2) you agree not to bring any Action in any other court, and (3) you agree that nothing in this Subscription Agreement or otherwise shall affect or limit any right that the Fund or the Manager may otherwise have to bring any Action against you in the courts of any jurisdiction. You agree that a final judgment in any Action will be conclusive and may be enforced by action on the judgment in any court of competent jurisdiction or in any other manner provided at law or in equity. You hereby waive any defense of inconvenient forum, lack of personal jurisdiction, objection to venue, or other similar defense to the maintenance of any Action brought in accordance with the provisions of this paragraph 15.

b.

You appoint the Manager as your agent to receive on your behalf service of copies of the summons, complaint or initiating documents and any other process that might be served in any Action arising out of or relating to this Subscription Agreement, the Fund Agreement, the Memorandum and your purchase, ownership or disposition of Shares. In addition, you agree that service of any initiating papers can be made upon you by mail.

c.

This Subscription Agreement is governed by and shall be construed in accordance with the internal laws of the State of Delaware, without regard to conflict of laws principles, and shall be deemed to be performed entirely within the State of Delaware.

d.

Each of the parties hereto waives all right to trial by jury in any Action arising out of or relating to this Subscription Agreement, the Fund Agreement, the Memorandum and/or your purchase, ownership or disposition of Shares.

16.	Binding Arbitration.

a.	This Subscription Agreement contains a pre-dispute arbitration clause. By signing an arbitration agreement the parties agree as follows:

(1)

All parties to this Subscription Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

(2)	Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

(3)	The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

(4)

The arbitrators do not have to explain the reason(s) for their award unless, in an eligible case, a joint request for an explained decision has been submitted by all parties to the panel at least 20 days prior to the first scheduled hearing date.

(5)	The panel of arbitrators may include a minority of arbitrators who were or are affiliated with the securities industry.

(6)	The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

(7)	The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Subscription Agreement.

b.

Notwithstanding anything to the contrary in this Subscription Agreement or the Memorandum, and except for any claim or action which the Manager, the Fund, or GS may elect (in their sole discretion) to commence as provided for in this Subscription Agreement, the Fund Agreement and/or the Memorandum to determine or enforce any of its rights or your obligations under this Subscription Agreement, the Fund Agreement or the Memorandum, you agree that all disputes arising out of or relating to (1) this Subscription Agreement, (2) your purchase, ownership or disposition of any Shares, or (3) your rights or obligations under the Fund Agreement and Memorandum shall be resolved in accordance with the Binding Arbitration provisions of this paragraph 16.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 27

c.

The arbitration will be conducted in accordance with the rules then in effect of FINRA (as amended, supplemented and interpreted from time to time) or, if both GS and you agree that it should be so arbitrated, the American Arbitration Association. Any dispute or claim involving a Dollar amount of $50,000 or less will be before one arbitrator, and all other disputes and claims will be before a panel of at least three arbitrators. The award of the arbitrator or a majority of the arbitrators, as the case may be, will be final, and judgment upon the award rendered may be entered in any court having jurisdiction. For the avoidance of doubt, none of the provisions in this paragraph 16 shall limit the ability of a party to file any claim in court permitted to be filed in court under the rules then in effect of FINRA, or if both GS and you agree that it should be so arbitrated, the American Arbitration Association.

d.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against the other party who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (1) the class certification is denied, (2) the class is decertified or (3) the other party is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Subscription Agreement except if stated herein. In the event that you bring any claim as part of a class action, then, upon any determination that such action shall not be permitted to proceed as a class action, such action shall be dismissed and you shall pursue such claim exclusively through arbitration in accordance with the Binding Arbitration provisions of this paragraph 16.

17.	Payment Obligations.

a.

You agree that if you should fail to fulfill any payment obligation due to the Fund or any other person hereunder, including, without limitation, any subscription or indemnification payment or any payment due to the Fund with respect to an adjustment in the value of your Shares, (a) all or a portion of your then remaining interest in the Fund (including your interest in future distributions of the Fund) may be irrevocably forfeited, and (b) the Fund may take any other action authorized by the Fund Agreement or Memorandum with respect to the unfulfilled payment obligation.

b.

All payments contemplated under this Subscription Agreement, the Fund Agreement, the Memorandum and your ownership of Shares (including all indemnification obligations) must be satisfied by payment in the currency denomination of the Shares as set forth in the Memorandum, unless otherwise expressly consented to in writing by the Fund. Your obligation to pay such currency to the Fund shall not be satisfied by payment in any other currency, whether pursuant to a judgment or otherwise, to the extent that the amount actually received by the Fund upon conversion of amounts received in any other currency to the currency set forth in the Memorandum falls short of the amount in the Fund’s currency originally due to the Fund (a “Shortfall Amount”). You agree, as a separate obligation and notwithstanding any such judgment, to pay to the Fund on demand any Shortfall Amount.

c.

You agree that unless you provide the Fund or the administrator of the Fund (as applicable) with an original written notice to the contrary, redemption proceeds from and other payments in respect of your Shares will be sent to the Financial Advisor through which you purchased Shares, if applicable.

d.

You acknowledge and agree that payments contemplated under this Subscription Agreement, the Fund Agreement or the Memorandum may be effected through custody accounts that are held in the name of the Fund or its relevant service provider and operated by third parties, and in connection therewith, you will be subject to the credit, legal and operations risks of such third parties.

18.	Financial Advisor Arrangements.

a.

In the event that the Fund has entered into an agreement (the “Intermediary Agreement”) with a Financial Advisor (as identified in Section 6 of the Subscription Agreement to which this Annex A is attached) whereby the Financial Advisor has been authorized to act as an intermediary with respect to the purchase of Shares by clients of the Financial Advisor (“Introduced Clients”), including the Subscriber, the Financial Advisor may provide certain services with respect to Introduced Clients, including the Subscriber, which may include the following:

i.	Facilitating communications between the Fund and Introduced Clients, including serving as a point of contact for Introduced Clients with respect to any inquiries or requests they may have;

ii.	Receiving and ensuring the completeness of subscription agreements completed by Introduced Clients;

iii.	Receiving redemption requests from Introduced Clients and delivering such redemption requests to the Manager on behalf of such Introduced Clients;

iv.

Receiving from the Fund and delivering to Introduced Clients securities or cash to be distributed to Introduced Clients in connection with redemptions by such Introduced Clients or cash distributions that the Fund has determined, in its sole discretion, to make to all Shareholders, including distributions in respect of liquidation of the Fund; and

v.

Receiving any requests for transfers of Shares by Introduced Clients and communicating such transfer requests to the Manager, and otherwise facilitating the process for transfers of Shares by Introduced Clients if permitted by the Manager, in its sole discretion.

The Financial Advisor may indemnify the Fund for certain losses resulting from errors made in connection with the provision of services (including with respect to processing redemption requests) pursuant to the Intermediary Agreement.

As compensation for its services to the Fund in respect of an Introduced Client, the Financial Advisor will receive certain fees from GS.

For the avoidance of doubt, the Fund, in its sole discretion, may reject any subscription for Shares by any Introduced Client. The Fund, the Manager, GS and its affiliates will not be responsible or liable for (i) the contents of any representation made by the Financial Advisor to prospective investors (other than the contents of the Memorandum) and (ii) any materials provided to prospective investors by the Financial Advisor, if any, in connection with the offering of the Shares (other than the contents of the Memorandum).

By subscribing for Shares and becoming a Shareholder of the Fund, the Subscriber consents to the Financial Advisor providing the services on the terms set forth in the Intermediary Agreement.

b.	Representations by the Financial Advisor.

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 28

The undersigned confirm(s), which confirmation is made on behalf of the Financial Advisor with respect to sales of securities made through a broker-dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the Subscriber are true, correct and complete in all respects; (ii) have discussed the Subscriber’s prospective purchase of Shares with the Subscriber; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available the Memorandum to the Subscriber; (v) have reasonable grounds to believe that the Subscriber is purchasing these Shares for his, her or its own account; (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for the Subscriber, that the Subscriber meets the suitability standards applicable to the Subscriber set forth in the Memorandum and that the Subscriber is in a financial position to enable the Subscriber to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised the Subscriber that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Memorandum. The undersigned broker-dealer, financial advisor or financial representative listed in Section 6 of the Subscription Agreement to which this Annex A is attached further represents and certifies that, in connection with this subscription for Shares, he, she or it has complied with and has followed all applicable policies and procedures of his, her or its firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Exchange Act, including, but not limited to Rule 15l-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the Subscriber.

PART B: FOR NON-US PERSONS ONLY

1.

You hereby represent that: (A) You are not (and are not acquiring the Shares on behalf of) a US Person or resident of any other jurisdiction who is prohibited from subscribing for Shares, under the terms of the Memorandum and herein; (B) You will not transfer any Shares or interest therein to a US Person and will not transfer any Shares or interest therein within the United States and will not transfer any Shares or interest therein in contravention of any restriction on the sale, transfer or delivery of Shares set out in the Memorandum and applicable laws, including the laws of your country; and (C) You will notify the Fund immediately if you should at any time become a US Person or the resident of any other jurisdiction who is prohibited from subscribing for or holding any interest in the Shares under the terms of the Memorandum and the Fund Agreement.

2.

You are fully informed as to (1) the legal requirements within your country for the purchase of the Shares and are permitted to purchase the Shares under the laws and regulations of your home country in the manner in which the Shares have been offered and sold to you, (2) any foreign exchange restrictions applicable to you, (3) any relevant tax considerations relating to you arising out of your purchase and ownership of Shares, and (4) the restrictions on transfer of the Shares as set forth in the Memorandum and the Fund Agreement. You understand that transferability of the Shares may be further limited by applicable laws, including the laws of your home country.

3.

You have not been solicited to purchase Shares while present in the United States and will not acquire the Shares while present in the United States. If you received or accepted the offer of the Shares while present in the United States, you are an Accredited Investor.

4.

For non-US Persons subscribing for Shares. If you are a non-US person for US federal income tax purposes or may become such a person while you hold Shares, you acknowledge that the Fund may redeem your entire Shares to the extent provided in the Fund Agreement or the Memorandum, and that in any event the Memorandum does not discuss all of the tax consequences of an investment in the Fund that may be relevant to you, and you have consulted or will consult prior to the acquisition of Shares, with your own tax advisor with respect to the US tax consequences of the acquisition, ownership and disposition of Shares. In addition, you agree and confirm that you will bear all taxes, costs and other expenses, directly or indirectly, and hold the Indemnified Parties (as defined in Part A, paragraph 7) harmless for any taxes, including interest and penalties thereon, imposed on you. Further, you agree to reimburse from time to time the Indemnified Parties for (1) any taxes, including interest and penalties thereon, paid by the Indemnified Parties that are imposed directly or indirectly on you (or your investment in the Fund, including without limitation any US withholding taxes, and (2) any third party costs incurred by the Indemnified Parties in complying with any obligations attributable to such taxes, which reimbursements shall be made promptly by you upon receipt of notice from the Fund that such taxes have been paid or such third party costs have been incurred. You also acknowledge that the Indemnified Parties will not be responsible for any errors or inaccuracy in the calculation of any amount of withholding taxes, and that if the Indemnified Parties under-withhold or fail to withhold any taxes in respect of your investment therein, you will pay to the applicable taxing authority any such taxes that are owed, along with any interest and penalties thereon, and make any filing required in connection therewith. For the avoidance of doubt, you hereby acknowledge that your indemnity obligations under this paragraph will continue after you have transferred or redeemed your entire Shares. You acknowledge that the Fund and GS shall be entitled to retain all, or any portion, of amounts otherwise payable to you as a reserve for any obligation you may have under this paragraph 4, which reserve, to the extent not setoff against such obligations, shall be returned to you when determined by GS to no longer be necessary. However, in no event will the failure to maintain such reserve, or the return of such reserve, release you from your obligations hereunder.

PART C: FOR REPRESENTATIVE SUBSCRIBERS ONLY (INCLUDING NOMINEES, CUSTODIANS AND OTHER LEGAL REPRESENTATIVES)

By signing the Signature Page of this Subscription Agreement, each Representative Subscriber agrees to be bound by the terms of this Part C.

1.

The Representative Subscriber represents, warrants and agrees that: (1) the subscription and an investment in the Fund by the Underlying Investor does not violate any of the investment objectives or principles of the Underlying Investor and the Underlying Investor has the capacity to make the proposed investment pursuant to the terms of the Underlying Investor’s organizational documents; (2) the Representative Subscriber has been fully empowered by the Underlying Investor in order to invest in the Fund on its behalf, and the Representative Subscriber has the authority to bind the Underlying Investor to the terms of this Subscription Agreement in relation to the investment; (3) the Representative Subscriber has completed this Subscription Agreement in good faith and the Representative Subscriber has no reasons to believe that any of the information that it provided in completing this Subscription Agreement or otherwise in connection with the subscription is false or inaccurate; (4) the Underlying Investor is not a resident of any jurisdiction that would prohibit the direct or indirect subscription for Shares and the Representative Subscriber will promptly notify the Fund if it becomes aware that the Underlying Investor becomes a resident of any such jurisdiction, and the Representative Subscriber will not transfer the Share to a resident of any such jurisdiction; (5) the Representative Subscriber and the Underlying Investor are fully informed as to any foreign exchange restrictions applicable to the Underlying Investor and any relevant tax considerations relating to the Underlying Investor arising out of the purchase and ownership of Shares; (6) the Representative Subscriber has performed all investigations necessary or appropriate to ensure compliance with all applicable money laundering, anti-terrorist and related laws and regulations; (7) the Representative Subscriber is acting on behalf of itself and the Underlying Investor and not the Fund; (8) the Representative Subscriber will promptly notify the Fund if the Representative Subscriber becomes aware of any change with respect to the representations, warranties or agreements contained in this Subscription Agreement, and will not take, or fail to take, any action that could be expected to facilitate or hinder, as applicable, any violation of any of the representations, warranties or

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 29

agreements contained in this Subscription Agreement; (9) the Underlying Investor has received from the Representative Subscriber a copy of the Memorandum and Fund Agreement and has read and fully understands such documents; (10) the Representative Subscriber will not permit the Underlying Investor to transfer any Share, directly or indirectly, to any person or entity unless the Representative Subscriber has received prior approval for such transfer from the Fund; (11) the Representative Subscriber shall be held responsible for all of the representations, warranties, covenants and agreements of the Underlying Investor contained in, and shall be bound by all of the terms and conditions of, this Subscription Agreement and in the Fund Agreement that are applicable to the Underlying Investor; (12) in the event of any breach of this Subscription Agreement or the Fund Agreement by the Representative Subscriber or the Underlying Investor, any claims that may be asserted hereunder or thereunder may be asserted, jointly and severally, against the Representative Subscriber and the Underlying Investor; and (13) the Manager, the Fund, GS and its affiliates and their agents shall have no responsibility to review any representation or purchase or repurchase request presented by the Representative Subscriber to determine whether such representation or request is genuine, or authorized by, or appropriate for, the Underlying Investor. The Representative Subscriber hereby confirms that it will be responsible for all necessary sub-accounting for the Underlying Investor of the Shares and the Representative Subscriber agrees to provide the Fund, upon the Fund’s request, any information with respect to the Underlying Investor at the Fund’s request, to the extent permitted by applicable law.

2.

The Representative Subscriber has satisfied any additional or different suitability standards imposed by its jurisdiction of residence or imposed by any other applicable laws, and the Representative Subscriber has complied and will comply with all laws relating to its and the Underlying Investor’s acquisition of Shares, including any currency or exchange control laws.

3.

If the Representative Subscriber does not provide the identity of the Underlying Investor and all of the information regarding the Underlying Investor required pursuant to this Subscription Agreement, the Representative Subscriber itself shall be held liable for all of the representations, warranties and agreements herein, and this subscription shall be treated as if it were made directly by the Representative Subscriber for its own benefit.

4.

If the Underlying Investor is not a US Person, the Representative Subscriber represents, warrants and agrees that: (1) the Underlying Investor is not a US Person, the Representative Subscriber will notify the Fund if it becomes aware that the Underlying Investor becomes a US Person, and the Representative Subscriber will not transfer the Shares to a US Person; and (2) the Representative Subscriber has not distributed any offering materials to the Underlying Investor in or from the United States.

5.

If the assets used to make the investment in the Fund are subject to fiduciary responsibility obligations under the laws of any jurisdiction other than the United States or its political subdivisions to which the Representative Subscriber are subject, then, as of the time of the Representative Subscriber’s subscription to purchase the Share, the purchase of the Share does not, and assuming compliance by the Fund with the operational documents and related disclosure of the Fund, to the best of the Representative Subscriber’s knowledge, will not in the future, violate or otherwise constitute a prohibited or restricted transaction under the laws of such non-US jurisdiction.

6.

The Representative Subscriber hereby (i) makes all of the representations and warranties contained in Part A, paragraph 9, subparagraphs (a) and (b), and paragraph 10 of this Subscription Agreement with respect to itself, and (ii) agrees to comply with and to be bound by the covenants, agreements and other terms contained in Part A, paragraph 9, subparagraphs (c), (d) and (e), and paragraphs 10 and 11 of this Subscription Agreement and to promptly notify the Manager if any of the representations or warranties in clause (i) of this paragraph 6 cease to be true and accurate.

7.

The Representative Subscriber hereby acknowledges and agrees that, notwithstanding the name of the Subscriber indicated in the Subscription Agreement to which this Annex A is attached, if the Fund determines, in its sole discretion, that the Share is required to be registered on the books and records of the Fund in a different manner in order to satisfy the requirements of applicable law or otherwise, the Share will be registered in the manner determined by the Fund, including in the name of the Representative Subscriber without any reference to the Underlying Investor.

PART D: FOR BENEFIT PLAN INVESTORS ONLY

1.	In this Part D, a Benefit Plan Investor is referred to as a “Plan.” You agree to provide the following information to the Manager prior to and in connection with your investment in the Fund:

a.

A list of persons, other than those persons whose sole affiliation is with the Plan Sponsor (as defined in Section 3(16)(b) of ERISA) (and those persons’ affiliates) who have the authority to appoint or terminate the Manager as a manager of any of the assets of the Plan involved in the investment in the Fund, or to negotiate the terms of any agreement pursuant to which the Manager agrees to manage any of the assets of the Plan involved in the investment in the Fund (including any renewals or modifications thereof).

b.

A list of persons, other than those persons whose sole affiliation is with the Plan Sponsor (as defined in Section 3(16)(b) of ERISA) (and those persons’ affiliates) who have or exercise any discretionary authority or control with respect to the assets of the Plan involved in the investment in the Fund or render investment advice (within the meaning of Section 3(21)(A)(ii) of ERISA) with respect to those assets.

c.

Any limitations on the Fund’s ability to purchase or hold investments of any kind, including any class of securities of any employer whose employees are participants under the Plan, or any affiliate of such employer (including, without limitation, any restrictions with respect to any class of a “qualifying employer security” within the meaning of Section 407(d)(5) of ERISA).

d.

You undertake to promptly update this information to the Manager to reflect any changes. Unless the Manager determines otherwise, you will not be obligated to provide this information if the Memorandum indicates that the assets of the Fund are not, and are not expected to become, “plan assets” subject to Section 406 of ERISA or Section 4975 of the IRS Code.

2.

You agree to provide such other information (including a list of any parties in interest and/or disqualified persons with respect to the Plan for purposes of Section 3(14) of ERISA and/or Section 4975(e)(2) of the IRS Code, or any similar parties under applicable law if the Plan is a governmental, church or foreign Plan) as the Manager may request from time to time in order to avoid possible violations of any provision of ERISA, the IRS Code or any other laws applicable to the Plan.

3.	The person executing this Subscription Agreement on behalf of a Plan (the “Fiduciary”) represents and warrants to the Fund that:

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 30

a.	The Plan is not a participant-directed defined contribution Plan.

b.	The Plan is not a voluntary and contributory Plan.

c.	The Plan’s commitment to purchase Shares does not, in the aggregate, constitute more than 10% of the fair market value of the assets of the Plan.

d.	The Plan’s purchase of the Shares is in accordance with the governing documents, instruments, and investment policies applicable to the Plan.

e.

The fiduciary or fiduciaries of the Plan responsible for the decision to make the investment in the Fund have considered a number of factors with respect to the Plan’s investment in the Fund and have determined that, in view of such considerations, the purchase of the Shares is consistent with their responsibilities under ERISA and under any other laws applicable to the Plan. Such factors include, but are not limited to: (1) the role such investment or investment course of action plays in the Plan’s portfolio; (2) whether the investment or investment course of action is reasonably designed to further the purposes of the Plan, taking into account both the risk of loss and the opportunity for gain that could result therefrom; (3) the composition of the Plan’s portfolio with regard to diversification; (4) the liquidity and current rate of return of the Plan’s portfolio relative to the anticipated cash flow requirements of the Plan; (5) the projected return of the Plan’s portfolio relative to the funding objectives of the Plan; and (6) the risks associated with an investment in the Fund.

f.

Neither the Manager nor any of its affiliates (including, without limitation, GS) has acted as a fiduciary under ERISA with respect to the purchase, holding or disposition of the Shares. No advice provided by the Manager or any of its affiliates (including, without limitation, GS) has formed a basis for any investment decision by the Plan in connection with such purchase, holding or disposition.

g.

The Fiduciary has delivered or caused to be delivered to the Fund, and from time to time hereafter will deliver or cause to be delivered to the Fund, in writing, all of the information which the Manager may request in order to avoid violations of any provision of ERISA or any other laws applicable to the Plan, and will notify the Manager promptly, in writing, of any change in the information so furnished. The Fiduciary understands that the Manager, GS and their affiliates will rely on all information provided on behalf of the Plan in connection with the purchase and holding of the Shares, including all information provided in this Subscription Agreement and all updates to and changes in such information as may be provided on behalf of the Plan hereafter.

h.

If the assets of the Plan are, directly or indirectly, assets of a governmental, church, or foreign Plan, (1) there is no federal, state or local or foreign law, rule, regulation, or constitutional provision applicable to the Plan that could in any respect affect the operation of the Fund by the Manager or prohibit any action contemplated by the operational documents and related disclosure of the Fund, including, without limitation, investments which may be made pursuant to the Fund’s investment strategies, and (2) the Plan’s investment in the Fund will not conflict with or violate any federal, state or local or foreign law, rule, regulation, or constitutional provision applicable to the Plan.

i.	The Fiduciary has the authority to make the purchase of the Shares.

j.

Without limiting the generality of the foregoing, you represent that (1) the Fiduciary is independent of the Manager and its affiliates (including, without limitation, GS), (2) the Fiduciary is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the Plan’s purchase of the Shares as contemplated herein, (3) the Fiduciary understands that neither the Manager nor any of its affiliates (including, without limitation, GS), nor any director, officer, member, partner, employee, principal or agent of the Manager or any of its affiliates (including, without limitation, GS), has provided or is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Plan’s purchase, holding or disposition of the Shares, and the Fiduciary acknowledges that the existence and nature of any financial interests paid to the above mentioned persons have been disclosed in the Memorandum and any supplemental disclosure provided pursuant to Section 408(b)(2) of ERISA and any other documents referenced therein, including any relevant Forms ADV; (4) the Fiduciary is a “fiduciary” under ERISA or the Code, or both, or any other law applicable to the Plan with respect to, and is responsible for exercising independent judgment in evaluating, the Plan’s purchase, holding and disposition of the Shares; and (5) neither the Manager nor any of its affiliates (including, without limitation, GS), nor any director, officer, member, partner, employee, principal or agent of the Manager or any of its affiliates (including, without limitation, GS) receives a fee or other compensation from the Plan or the Fiduciary for the provision of investment advice in connection with the Plan’s purchase, holding or disposition of the Shares.

k.

If the assets used to make the investment in the Fund are subject to the fiduciary provisions of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the IRS Code (or in the case of any governmental, church or foreign Plan, any federal, state, local or foreign law that is substantially similar to Section 406 of ERISA or Section 4975 of the IRS Code), then, as of the time of the subscription to purchase the Shares, the Plan’s purchase of the Shares does not, and assuming compliance by the Fund with the operational documents and related disclosure of the Fund, to the Plan’s best knowledge, should not in the future, constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the IRS Code (or in the case of any governmental, church or foreign Plan, any federal, state, local or foreign law that is substantially similar).

l.

If the Subscription Agreement to which this Annex A is attached does not indicate that the Plan is a Benefit Plan Investor subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code, or any laws or regulations that could deem the underlying assets of the Fund to constitute the assets of the Benefit Plan Investor and subject the Manager to laws or regulations that are similar to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code by reason of the direct or indirect investment by the Benefit Plan Investor in the Fund, (1) the Plan is not subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code, or any such other laws or regulations, and (2) the Fiduciary will promptly notify the Manager in writing if the Plan becomes subject to the fiduciary or prohibited transaction provisions of ERISA, Section 4975 of the IRS Code or any such other laws or regulations.

4.

If (i) the assets used to make the investment in the Fund are subject to the fiduciary provisions of ERISA or the prohibited transaction provisions of ERISA or the IRS Code and (ii) the Memorandum indicates that the assets of the Fund are, or may become, “plan assets” subject to Section 406 of ERISA or Section 4975 of the IRS Code, then (1) pursuant to Prohibited Transaction Class Exemption 86-128 promulgated by the US Department of Labor and to the extent necessary to satisfy the requirements thereunder, the Fiduciary has authorized the Manager to select GS to effect or execute securities transactions on behalf of the Fund and, if applicable, any investment funds or vehicles in which the Fund invests, on an agency basis, as described in the Memorandum (and to cause the Fund or such underlying funds or vehicles to pay GS a fee for effecting or executing such securities transactions), including, without limitation, “agency cross transactions” where GS acts as agent for both parties to the transaction (as to agency cross transactions, the Fiduciary acknowledges that (A) GS will have a potentially conflicting division of loyalties and responsibilities regarding the parties to the transactions, (B) it has received sufficient information

SUBSCRIPTION AGREEMENT FOR SHARES OF GOLDMAN SACHS PRIVATE CREDIT CORP.	PAGE 31

from the Manager to determine whether to grant such authorization, and (C) if the Fiduciary objects to the arrangement authorized hereunder, or to a change in such arrangement, then, unless the arrangement is terminated or the change is not implemented (as applicable), the Fiduciary may have additional rights under the exemption and is referred to Section IV(d)(1) thereof); (2) a “named fiduciary” of the Plan (as defined in Section 402(a)(2) of ERISA) has the authority to appoint the Manager as an “investment manager” (within the meaning of Section 3(38) of ERISA) with respect to the assets of the Plan invested in the Fund with the authority to appoint other “investment managers” with respect to such assets and, by the purchase of the investment in the Fund by the Plan, is deemed to appoint the Manager as an “investment manager” with respect to the assets of the Plan invested in the Fund with the authority to appoint other “investment managers” for so long as the assets of the Fund consist of “plan assets”; and (3) pursuant to Section 408(b)(16) of ERISA, the Fiduciary authorizes the use of the electronic communication networks, alternative trading systems or similar execution or trading systems or venues (“ECNs”) that are listed in the Memorandum, as well as any ECNs that may be added to the list at http://www2.goldmansachs.com/disclosuresecns-disclosure.html from time to time, and will check for any such updates, and agrees that, unless it otherwise notifies the Manager in writing, it does not require and will not request paper copies of the information provided on the website or any updates thereto

PART E: FOR SUBSCRIBERS ENTITLED TO ASSERT A SOVEREIGN IMMUNITY OR SIMILAR DEFENSE ONLY

You hereby waive all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which you might otherwise be entitled in any action or proceeding in the courts of the United States or of any other country or jurisdiction relating in any way to your investment in the Fund and agree that you will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

PART F: PRIVACY

1.	Privacy Policy: Our Privacy Policy is available at www.gs.com/privacy-notices.

2.

For Subscribers Resident In California: Collection and Use Of Personal Information. In the course of establishing and administering your relationship with GS we collect and use certain information that identifies, describes or is associated with you as an individual (“personal information”). This personal information falls into the following categories: personal identifiers; device and online identifiers and related information; demographic information; financial information; government identifiers; legally protected classification characteristics; Internet, application, and network activity; location data; audio data; and professional or employment-related information. We do not sell personal information to third parties. We may share personal identifiers, device and online identifiers and related information, and Internet, application, and network activity with advertising and marketing partners to facilitate the delivery and measurement of cross-context behavioral advertising. We use your personal information for the following purposes: account opening, communicating with you, providing products and services to you, managing our relationship with you and connected parties, carrying out operational and administrative functions, marketing, meeting our regulatory and compliance obligations, preventing financial crime, improving our products, services and operations and prudently managing our business and protecting and enforcing our rights. We retain personal information for varying time periods depending on our relationship with you and the status of that relationship. When determining how long to keep personal information, we take into account our legal and regulatory obligations and our legitimate business interests (such as, managing the services, preventing fraud, responding to regulatory or supervisory inquiries, and establishing, exercising or defending legal claims, disputes or complaints). For a more detailed description of our practices regarding the collection, use and disclosure of personal information, and for information about how to opt-out of sharing to facilitate the delivery and measurement of cross-context behavioral advertising, please refer to our Privacy Policy at https://www.goldmansachs.com/privacy-and-cookies/ccpa-gsam-privacy-policy.pdf.